CREDIT AGREEMENT

                                   among

                      DOMINICK'S SUPERMARKETS, INC.,

                       DOMINICK'S FINER FOODS, INC.,

                              VARIOUS BANKS,
                          BANKERS TRUST COMPANY,

                         as ADMINISTRATIVE AGENT,
                         THE CHASE MANHATTAN BANK,

                           as SYNDICATION AGENT,

                                    and

                           BANKERS TRUST COMPANY

                                    and

                          CHASE SECURITIES INC.,

                              as CO-ARRANGERS

                    __________________________________


                       Dated as of October 28, 1997
                    __________________________________

                             TABLE OF CONTENTS

                                                           Page


   SECTION 1.  Amount and Terms of Credit                    1
   1.01  The Commitments                                     1
   1.02  Minimum Amount of Each Borrowing                    3
   1.03  Notice of Borrowing                                 3
   1.04  Disbursement of Funds                               5
   1.05  Notes                                               5
   1.06  Conversions                                         6
   1.07  Pro Rata Borrowings                                 7
   1.08  Interest                                            7
   1.09  Interest Periods                                    8
   1.10  Increased Costs, Illegality, etc.                   9
   1.11  Compensation                                       11
   1.12  Change of Lending Office                           12
   1.13  Replacement of Banks                               12

   SECTION 2.  Letters of Credit                            13
   2.01  Letters of Credit                                  13
   2.02  Maximum Letter of Credit Outstandings; Final       14
         Maturities
   2.03  Letter of Credit Requests; Minimum Stated Amount   15
   2.04  Letter of Credit Participations                    15
   2.05  Agreement to Repay Letter of Credit Drawings       18
   2.06  Increased Costs                                    19

   SECTION 3.  Commitment Commission; Fees; Reductions of   20
         Commitment
   3.01  Fees                                               20
   3.02  Voluntary Termination of Unutilized Commitments    21
   3.03  Mandatory Reduction of Commitments                 21

   SECTION 4.  Prepayments; Payments; Taxes                 23
   4.01  Voluntary Prepayments                              23
   4.02  Mandatory Repayments                               24
   4.03  Method and Place of Payment                        25
   4.04  Net Payments                                       26

   SECTION 5.  Conditions Precedent to the Effective Date   28
   5.01  Execution of Agreement; Notes                      28
   5.02  Officers' Certificate                              28
   5.03  Opinions of Counsel                                28
   5.04  Corporate Documents; Proceedings; etc.             28
   5.05  Shareholders' Agreements; Management Agreements;   29
         Tax Sharing Agreements
   5.06 Senior Subordinated Note Tender Offer; Senior 29 Subordinated Note Consents; Senior Subordinated
         Note Indenture Supplement
   5.07  Bank Refinancing                                   30
   5.08  Synthetic Lease Amendment                          30
   5.09  Adverse Change, etc.                               31
   5.10  Litigation                                         31
   5.11  Pledge Agreements                                  31
   5.12  Security Agreement                                 32
   5.13  Trademark Security Agreement                       33
   5.14  Collateral Account Agreement                       33
   5.15  Subsidiaries Guaranty                              33
   5.16  Mortgages; Title Insurance; etc                    33
   5.17  SL Credit Documents                                35
   5.18  Intercreditor Agreement                            35
   5.19  Financial Statements; Pro Forma Balance Sheet;     35
         Projections
   5.20  Solvency Certificate; Insurance Certificates       35
   5.21  Fees, etc.                                         35

   SECTION 6.  Conditions Precedent to All Credit Events    35
   6.01  Effective Date                                     36
   6.02  No Default; Representations and Warranties         36
   6.03  Notice of Borrowing; Letter of Credit Request      36

   SECTION 7.  Representations, Warranties and Agreements   36
   7.01  Corporate Status                                   37
   7.02  Corporate and Other Power and Authority            37
   7.03  No Violation                                       37
   7.04  Approvals                                          38
   7.05  Financial Statements; Financial Condition;         38
         Undisclosed Liabilities; Projections; etc.
   7.06  Litigation                                         40
   7.07  True and Complete Disclosure                       40
   7.08  Use of Proceeds; Margin Regulations                40
   7.09  Tax Returns and Payments                           40
   7.10  Compliance with ERISA                              41
   7.11  The Security Documents                             42
   7.12  Properties                                         43
   7.13  Representations and Warranties in the Documents    43
   7.14  Patents, Licenses, Franchises and Formulas         43
   7.15  Subsidiaries                                       44
   7.16  Compliance with Statutes, etc.                     44
   7.17  Investment Company Act                             44
   7.18  Public Utility Holding Company Act                 44
   7.19  Environmental Matters                              44
   7.20  Labor Relations                                    45
   7.21  Indebtedness                                       45

   SECTION 8.  Affirmative Covenants                        46
   8.01  Information Covenants                              46
   (a)  Quarterly Financial Statements                      46
   (b)  Annual Financial Statements                         47
   (c)  Management Letters                                  48
   (d)  Budgets.                                            48
   (e)  Officer's Certificates                              48
   (f)  Notice of Default or Litigation                     48
   (g)  Other Reports and Filings                           49
   (h)  Environmental Matters                               49
   (i)  Annual Meetings with Banks                          50
   (j)  SL Documents                                        50
   (k)  Board of Directors                                  50
   (l)  Other Information                                   50
   8.02  Books, Records and Inspections                     50
   8.03  Maintenance of Property; Insurance                 51
   8.04  Corporate Franchises                               51
   8.05  Compliance with Statutes, etc.                     51
   8.06  Compliance with Environmental Laws                 52
   8.07  ERISA                                              53
   8.08  End of Fiscal Years; Fiscal Quarters               54
   8.09  Performance of Obligations                         54
   8.10  Payment of Taxes                                   54
   8.11  Margin Stock                                       54
   8.12 Execution of Subsidiaries Guaranty and Security 55 Documents by Future Subsidiaries
   8.13  Additional Real Property                           56
   8.14  Designation of Replacement Properties              58
   8.15  Release of Collateral                              59
   8.16  Further Assurances                                 60
   8.17  Maintenance of Corporate Separateness              60

   SECTION 9.  Negative Covenants                           61
   9.01  Liens                                              61
   9.02  Consolidation, Merger, Purchase or Sale of         65
         Assets, etc.
   9.03  Dividends                                          67
   9.04  Indebtedness                                       69
   9.05  Advances, Investments and Loans                    72
   9.06  Transactions with Affiliates                       74
   9.07  Capital Expenditures                               75
   9.08  Minimum Fixed Charge Coverage Ratio                77
   9.09  Maximum Leverage Ratio                             78
   9.10  Minimum Consolidated Net Worth                     79
   9.11  Limitation on Voluntary Payments and               80
         Modifications of Certain Indebtedness; Limitation
         on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements.
   9.12  Limitation on Certain Restrictions on Sub-         81
         sidiaries
   9.13  Limitation on Issuance of Capital Stock            82
   9.14  Business                                           82

   SECTION 10.  Events of Default                           83
   10.01  Payments                                          83
   10.02  Representations, etc.                             83
   10.03  Covenants                                         83
   10.04  Default Under Other Agreements                    83
   10.05  Bankruptcy, etc.                                  84
   10.06  ERISA                                             84
   10.07  Security Documents.                               85
   10.08  Guaranty                                          85
   10.09  Judgments                                         85
   10.10  Default Under or Relating To SL Documents or SL   86
          Lessor Guaranty
   10.11  Change of Control                                 86

   SECTION 11.  Definitions and Accounting Terms            87
   11.01  Defined Terms                                     87

   SECTION 12.  The Agents                                 118
   12.01  Appointment                                      118
   12.02  Nature of Duties                                 119
   12.03  Lack of Reliance on the Agents                   119
   12.04  Certain Rights of the Agents                     119
   12.05  Reliance                                         120
   12.06  Indemnification                                  120
   12.07  The Agents in Their Individual Capacities        120
   12.08  Holders                                          121
   12.09  Resignation by the Agents                        121

   SECTION 13.  Miscellaneous                              122
   13.01  Payment of Expenses, etc.                        122
   13.02  Right of Setoff                                  123
   13.03  Notices                                          123
   13.04  Benefit of Agreement; Assignments; Participa-    124
          tions
   13.05  No Waiver; Remedies Cumulative                   126
   13.06  Payments Pro Rata                                126
   13.07  Calculations; Computations; Accounting Terms     127
   13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;       127
          VENUE; WAIVER OF JURY TRIAL
   13.09  Counterparts                                     128
   13.10  Effectiveness                                    129
   13.11  Headings Descriptive                             129
   13.12  Amendment or Waiver; etc.                        129
   13.13  Survival                                         131
   13.14  Domicile of Loans                                131
   13.15  Register                                         131
   13.16  Confidentiality                                  132
   13.17  Limitation on Additional Amounts, Etc.           132

   SECTION 14.  Holdings Guaranty                          133
   14.01  Guaranty                                         133
   14.02  Bankruptcy                                       133
   14.03  Nature of Liability                              134
   14.04  Independent Obligation                           134
   14.05  Authorization                                    134
   14.06  Reliance                                         135
   14.07  Subordination                                    135
   14.08  Waiver                                           136
   14.09  Nature of Liability                              137

   SCHEDULE I  Commitments
   SCHEDULE II Bank Addresses
   SCHEDULE IIIReal Property
   SCHEDULE IV Subsidiaries
   SCHEDULE V  Existing Indebtedness
   SCHEDULE VI Existing Liens
   SCHEDULE VIIProjections
   SCHEDULE VIII    Existing Investments
   SCHEDULE IX Existing Letters of Credit
   SCHEDULE X  Litigation
   SCHEDULE XI Properties to be Sold


   EXHIBIT A   Notice of Borrowing
   EXHIBIT B-1 Revolving Note
   EXHIBIT B-2 Swingline Note
   EXHIBIT C   Letter of Credit Request
   EXHIBIT D   Section 4.04(b)(ii) Certificate
   EXHIBIT E-1 Opinion of Latham & Watkins,
                 Special Counsel to the Credit Parties
   EXHIBIT E-2 Opinion of the Corporate Counsel of
                 the Borrower
   EXHIBIT F   Officers' Certificate
   EXHIBIT G-1 Holdings Pledge Agreement
   EXHIBIT G-2 Borrower Pledge Agreement
   EXHIBIT G-3 Subsidiary Pledge Agreement
   EXHIBIT H-1 Holdings Security Agreement
   EXHIBIT H-2 Borrower Security Agreement
   EXHIBIT H-3 Subsidiary Security Agreement
   EXHIBIT I-1 Borrower Trademark Security Agreement
   EXHIBIT I-2 Subsidiary Trademark Security Agreement
   EXHIBIT J   Collateral Account Agreement
   EXHIBIT K   Subsidiaries Guaranty




   EXHIBIT L   SL Lessor Guaranty
   EXHIBIT M   Intercreditor Agreement
   EXHIBIT N   Solvency Certificate
   EXHIBIT O   Assignment and Assumption Agreement
   EXHIBIT P   Intercompany Note

             CREDIT AGREEMENT, dated as of October 28, 1997, among DOMINICK'S SUPERMARKETS, INC., a Delaware corporation ("Holdings"), DOMINICK'S FINER FOODS, INC., a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, THE CHASE MANHATTAN BANK, as Syndication Agent, BANKERS TRUST COMPANY, as Administrative Agent, and BANKERS TRUST COMPANY and CHASE SECURITIES INC., as Co-Arrangers (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                           W I T N E S S E T H :


             WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


             NOW, THEREFORE, IT IS AGREED:


             SECTION 1.  Amount and Terms of Credit.

             1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type,
   (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of
   (x) such Bank's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the pro-ceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
   (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

             (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (x) the Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans and (y) the Swingline Bank shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the Required Banks.
             (c) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that the Swingline Bank's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of
   Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding
   (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forth-with purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

             1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans or Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twenty Borrowings of Eurodollar Loans.

             1.03 Notice of Borrowing. (a) Whenever the Borrower de-sires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly pro-vided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being incurred pur-suant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

             (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and
   (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

             (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c).

             (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Bank's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

             1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or
   (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Pay-ment Office, and, except for Revolving Loans made pursuant to Section

   2.05(a) or pursuant to a Mandatory Borrowing, the Administrative Agent will promptly make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
   (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest appli-cable to the respective Borrowing, as determined pursuant to Section
   1.08. Nothing in this Section 1.04 or in Section 2.05(a) shall be deemed to relieve any Bank from its obligation to make Loans here-under or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans here-under.

             1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be set forth in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by any Bank, also be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity here-with (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity here-with (the "Swingline Note").

             (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof),
   (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
   (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

             (c)  The Swingline Note issued to the Swingline Bank  shall
   (i) be executed by the Borrower, (ii) be payable to the Swingline Bank or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appro-priate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in
   Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

             (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

             1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of
   Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that, (i) except as otherwise provided in
   Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of such conversion, and
   (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted. Swingline Loans may not be converted pursuant to this Section 1.06.

             1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

             1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof (or, in the case of a Base Rate Loan made pursuant to Section 2.05(a), from the date of the respective Drawing) until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the Base Rate in effect from time to time.

             (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whe-ther by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

             (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

             (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

             (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

             1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

           (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate
        Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

         (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date.

        If by 12:00 Noon (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to continue such Eurodollar Loans as a new Borrowing of Eurodollar Loans with a one month Interest Period, provided that if a Default or an Event of Default exists on such third preceding Business Day, such Eurodollar Loans instead shall be converted into Base Rate Loans effective as of the expiration date of such current Interest Period.

        1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

           (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the inter-pretation or administration thereof and including the introduc-tion of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to:
        (A) a change in the basis of taxation of payment to such Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves to the extent expressly included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or
         (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

   then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by tele-phone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the
   Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall  be deemed  rescinded by  the Borrower  or, at  the
   Borrower's option and upon notice to the Administrative Agent, converted to a Borrowing of Base Rate Loans, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of
   Section 13.17 (to the extent applicable), pay to such Bank, upon such Bank's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, inter-est or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i), (ii) or
   (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if any such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

             (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing or convert such Borrowing to a Base Rate Loan by giving the Administrative Agent telephonic notice (promptly confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

             (c) If any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, in each case after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attrib-ution methods which are reasonable, provided that such Bank's deter-mination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such addi-tional amounts.

             1.11 Compensation. The Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pur-suant to Section 1.10(a)); (ii) if any repayment (including any re-payment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any pre-payment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

             1.12 Change of Lending Office. Each Bank agrees that upon the occurrence of any event giving rise to the operation of
   Section 1.10(a)(ii)  or  (iii),   Section 1.10(c),  Section 2.06   or
   Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

             1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii)  or (iii), Section 1.10(c),  Section
   2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs or (z) as provided in
   Section 13.12(b) in the case of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this
   Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Loan Commitment and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) each Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank to such Issuing Bank and
   (z) the Swingline Bank an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Bank to the Swingline Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Bank.

             SECTION 2.  Letters of Credit.

             2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such letter of credit issued pursuant to this Section 2.01, a "Letter of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only. Schedule IX contains a description of all letters of credit which were issued pursuant to the Existing Credit Agreement and which are to remain outstanding on the Effective Date (each such letter of credit, an "Existing Letter of Credit"). Each such Existing Letter of Credit shall constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections 2.04 and 3.01, be deemed issued on the Effective Date.

             (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding without giving rise to a Default or an Event of Default, provided that no Issuing Bank shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

             (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

            (ii) such Issuing Bank shall have received notice from the Borrower, any other Credit Party or the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

             (c) In the event that an Issuing Bank of trade Letters of Credit is other than the Administrative Agent, such Issuing Bank will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily aggregate Stated Amount of all trade Letters of Credit for the immediately preceding week.

             2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (ex-clusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $50,000,000 or (y) when added to the sum of the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to such Issuing Bank (which may include an automatic extension by the terms of such standby Letter of Credit)) or such longer period of time as shall be agreed to by the respective Issuing Bank in its sole discretion for any particular standby Letter of Credit and (B) in the case of trade Letters of Credit, the date which occurs 180 days after the date of the issuance thereof and (y) three Business Days (or 30 days in the case of a trade Letter of Credit) prior to the Final Maturity Date.

             2.03  Letter of  Credit  Requests; Minimum  Stated  Amount.
   (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to such Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

             (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Bank has received notice from the Borrower, any other Credit Party or the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of or amendment to any standby Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such issuance or amendment and such notification shall be accom-panied by a copy of the issued standby Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Bank Default exists, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit by the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

             (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Bank.

             2.04 Letter of Credit Participations. (a) Immediately upon the issuance by each Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Bank, as the case may be.

             (b)  In determining  whether to  pay  under any  Letter  of
   Credit issued by it, no Issuing Bank shall have an obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

             (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to
   Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and, except as provided in the proviso of the immediately succeeding sentence, each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Bank in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the respective Issuing Bank its RL Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction). If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's RL Percentage of any such payment.

             (d) Whenever an Issuing Bank receives a payment of a reim-bursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

             (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

             (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accor-dance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i)  any  lack  of  validity  or  enforceability  of   this
        Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the trans-actions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

             (v)  the occurrence of any Default or Event of Default.

             2.05  Agreement  to  Repay   Letter  of  Credit   Drawings.
   (a) The Borrower agrees to reimburse each Issuing Bank, by making payment to the Administrative Agent in Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or dis-bursed by such Issuing Bank, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment or disbursement (or to the extent such Unpaid Drawing is repaid with a Borrowing of Base Rate Loans pursuant to clause (ii) of the proviso below), from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time; provided, however, (i) to the extent such amounts are not reimbursed prior to 2:00 P.M. (New York time) on the third Business Day following the date of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 2% (but without duplication of any amounts paid pursuant to Section 1.08(c)), in each such case, with interest to be payable on demand and (ii) (x) unless the Borrower shall have notified the Administrative Agent and the respective Issuing Bank prior to 12:00 Noon (New York time) on the date of such payment or disbursement (to the extent that the amount thereof equals or exceeds $1,000,000) that the Borrower intends to reimburse such Issuing Bank for the amount of such Drawing with funds other than the proceeds of Revolving Loans, then so long as all of the conditions precedent set forth in Section 6.02 are then satisfied, the Borrower shall be deemed to have given a timely Notice of Borrowing to the Administrative Agent for a Borrowing of Revolving Loans constituting Base Rate Loans to be made on the immediately succeeding Business Day in the amount of such Drawing and (y) so long as all of the conditions precedent set forth in Section 6.02 are then satisfied, each Bank shall, in accordance with Section 1.04, make available to the Administrative Agent its pro rata portion of such Borrowing on such immediately succeeding Business Day (and with the proceeds thereof to be applied directly by the Administrative Agent to reimburse such Issuing Bank for the amount of such Drawing), provided further, however, that if for any reason proceeds of Revolving Loans are not so received by such Issuing Bank in an amount equal to such Drawing, the Borrower shall reimburse such Issuing Bank, on demand, in an amount equal to the excess of the amount of such Drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Each Issuing Bank shall give the Borrower and the Administrative Agent prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.
             (b)  The obligations  of the  Borrower under  this  Section
   2.05 to reimburse each Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction).
             2.06 Increased Costs. If any Issuing Bank or Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by such Issuing Bank or Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), in each case after the date hereof, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Bank or participated in by such Participant, or (ii) impose on such Issuing Bank or Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to such Issuing Bank or Participant of issu-ing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Bank or Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or Participant, or any franchise tax based on the net income or profits of such Issuing Bank or Participant, in either case pursuant to the laws of the jurisdiction in which it is organ-ized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to
   Section 4.04(a), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Bank or Participant (a copy of which certificate shall be sent by such Issuing Bank or Partici-pant to the Administrative Agent), the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Issuing Bank or Participant such additional amount or amounts as will compensate such Issuing Bank or Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Bank or Participant, upon deter-mining that any additional amounts will be payable to it pursuant to this Section 2.06, will give prompt written notice thereof to the
   Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or Participant (a copy of which certificate shall be sent by such Issuing Bank or Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or Participant. The certificate re-quired to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

             SECTION  3.  Commitment  Commission;  Fees;  Reductions  of
   Commitment.

             3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated).

             (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank (based on each such Bank's respective RL Percentage) a fee in respect of each Letter of Credit issued here-under (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

             (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to / of 1% (or such lesser percentage as shall be agreed to in writing between the Borrower and the respective Issuing Bank) on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500 (or such lesser amount as shall be agreed to in writing between the Borrower and the respective Issuing
   Bank); it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 (or such lesser amount, as the case may be) will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 (or such lesser amount, as the case may
   be) shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

             (d) The Borrower agrees to pay to each Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

             (e) The Borrower agrees to pay to the Agents and the Banks, for their own account, such other fees as have been agreed to in writing by the Borrower and the Agents.

             3.02  Voluntary  Termination  of  Unutilized   Commitments.
   (a) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolv-ing Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an amount equal to at least $2,000,000 and in integral multiples of $1,000,000 in excess thereof, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

             (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of
   Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate the Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Bank.

             3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each
   Bank) shall terminate in their entirety on October 31, 1997 unless the Effective Date has occurred on or before such date.

             (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the third Business Day following each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Sale Proceeds from such Asset Sale, provided that such Net Sale Proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(b) on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.14 within 365 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Sale Proceeds are not so used within such 365 day period, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period by an amount equal to such remaining portion.

             (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date) by Holdings or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to (i) 100% of the Net Debt Proceeds from the respective incurrence of Indebtedness if on the date of receipt of such Net Debt Proceeds (and after giving effect to the incurrence thereof and the application of the proceeds thereof) the Leverage Ratio is equal to or greater than 2.50:1.00 or (ii) 50% of the Net Debt Proceeds from the respective incurrence of Indebtedness if on the date of receipt of such Net Debt Proceeds (and after giving effect to the incurrence thereof and the application of the proceeds thereof) the Leverage Ratio is less than 2.50:1.00.

             (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within 10 days following each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event, provided that so long as no Default or Event of Default then exists, such proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(d) on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds are not so used within such 365 day period, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period by an amount equal to such remaining portion.

             (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any return of any surplus assets of any Pension Plan of Holdings or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Reversion Amount from such return of surplus assets.

             (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, in the event that Senior Subordinated Notes in an aggregate principal amount exceeding $20,000,000 remain outstanding on the Effective Date and after giving effect to the consummation of the Senior Subordinated Note Tender Offer, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to the aggregate principal amount of all Senior Subordinated Notes that remain so outstanding (and not just the portion in excess of $20,000,000).

             (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs and (ii) the Final Maturity Date.

             (h)  Each reduction to the Total Revolving Loan  Commitment
   pursuant  to  this  Section  3.03  shall  apply  proportionately   to
   permanently reduce the Revolving Loan Commitment of each Bank.

             SECTION 4.  Prepayments; Payments; Taxes.

             4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment, whether Revolving Loan or Swingline Loans shall be prepaid and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the spec-ific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Banks; (ii) each prepayment of Eurodollar Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof, each prepayment of Base Rate Loans (other than Swingline Loans) pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $2,000,000 and integral multiples of $500,000 in excess thereof, and each prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $100,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

             (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Revolving Loans of such Bank, together with accrued and unpaid interest, Fees and other amounts owing to such Bank in accor-dance with, and subject to the requirements of, said Section 13.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

             4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder pursuant to the Collateral Account Agreement.

             (b) With respect to each repayment of Revolving Loans re-quired by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this
   Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

             (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date, (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (iii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

             4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

             4.04  Net Payments.  (a)  All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which such Bank is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.
             (b)  Each Bank that is not a United States person (as  such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii)
   Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to
   Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
   (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes.

   Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in
   Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or with-held by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

             SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction or waiver of the following conditions:

             5.01  Execution of Agreement;  Notes   On or  prior to  the
   Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks that has requested a Revolving Note the appropriate Revolving Note executed by the Borrower and to the Swingline Bank to the extent requested thereby, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

             5.02 Officers' Certificate. On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, 5.08, 5.09, 5.10 and 6.02 have been satisfied on such date.

             5.03 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received from (i) Latham & Watkins, special counsel to the Credit Parties (other than the Land Trusts), an opinion addressed to the Administrative Agent, the Syndication Agent, the Collateral Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as any Agent may reasonably request, and (ii) internal counsel of Holdings, an opinion addressed to the Administrative Agent, the Syndication Agent, the Collateral Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as any Agent may reasonably request.

             5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate from (i) each Credit Party (other than the Land Trusts), dated the Effective Date, signed on behalf of such Credit Party by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and (ii) each Land Trust, dated on or prior to the Effective Date and signed on behalf on such Land Trust by an authorized representative thereof, together with certified copies of the organizational documents of such Land Trust, and all of the foregoing shall be in form and substance reasonably acceptable to the Agents.

             (b) All corporate, trust and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, trust or governmental authorities.

             5.05 Shareholders' Agreements; Management Agreements; Tax Sharing Agreements. On or prior to the Effective Date, the Administrative Agent shall have received a certificate from Holdings certifying that, with respect to the following documents, there have been no new such documents entered into after November 1, 1996:

            (i) all material agreements entered into by Holdings governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to Holdings with respect to its capital stock (collectively, the "Share-holders' Agreements");

           (ii) all material management or consulting agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements"); and

          (iii) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements").

             5.06 Senior Subordinated Note Tender Offer; Senior Subordinated Note Consents; Senior Subordinated Note Indenture Supplement. (a) On the Effective Date, the Borrower shall have accepted for payment all Senior Subordinated Notes issued by it to the extent tendered and not withdrawn pursuant to the Senior Subordinated Note Tender Offer and each of the conditions to such purchase as set forth in the Senior Subordinated Note Tender Offer Documents shall have been satisfied and not waived to the satisfaction of the Agents and the Required Banks. All terms and conditions of the Senior Subordinated Note Tender Offer shall be reasonably satisfactory to the Agents and the Required Banks (including, without limitation, the maximum tender price for such Senior Subordinated Notes) and the Senior Subordinated Note Tender Offer shall be conducted in compliance with the Senior Subordinated Note Tender Offer Documents and all applicable laws (including, without limitation, Federal and state securities laws).

        (b) On the Effective Date, in the event 100% of the Senior Subordinated Notes have not been accepted for payment by the Borrower pursuant to the Senior Subordinated Note Tender Offer, the Borrower shall have received sufficient Senior Subordinated Note Consents pursuant to the Senior Subordinated Note Consent Solicitation to authorize the execution and delivery of the Senior Subordinated Note Indenture Supplement and the Senior Subordinated Note Indenture Supplement shall have been duly executed and delivered by the Borrower and the Senior Subordinated Note Indenture Trustee and all conditions to the effectiveness thereof shall have been satisfied. All of the terms and conditions of the Senior Subordinated Note Consent Solicitation and the Senior Subordinated Note Indenture Supplement (including, without limitation, the amount of the payments made to the holders of the Senior Subordinated Notes in connection with the Senior Subordinated Note Consent Solicitation and the amendments effected to the Senior Subordinated Note Indenture pursuant to the Senior Subordinated Note Indenture Supplement) shall be reasonably satisfactory to the Agents and the Required Banks and in compliance with the Senior Subordinated Note Consent Solicitation Documents and all applicable laws (including, without limitation, Federal and state securities laws).

        (c) On the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of all Senior Subordinated Note Tender Offer Documents and Senior Subordinated Note Consent Solicitation Documents (including executed versions of the Senior Subordinated Note Indenture Supplement), all of which Senior Subordinated Note Tender Offer Documents and Senior Subordinated Note Consent Solicitation Documents shall be in form and substance reasonably satisfactory to the Agents and the Required Banks. The Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this
   Section 5.06 have been satisfied at such time.

             5.07 Bank Refinancing. On the Effective Date, the Bank Refinancing shall have been consummated and all documents in respect of, and all Liens securing (and guaranties of), the Existing Credit Assignment shall have been released and/or terminated, as appropriate, in each case to the reasonable satisfaction of the Agents. The Administrative Agent shall have received copies of all documents executed in connection with the Bank Refinancing (including
   (i) proper UCC-3 (or the appropriate equivalent) termination statements, (ii) releases for any patents, trademarks, copyrights, or similar interests and (iii) releases for all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust) all of which shall be in full force and effect and in form and substance reasonably satisfactory to the Agents.

             5.08  Synthetic Lease Amendment.   On  the Effective  Date,
   (i) the SL Documents shall have been amended on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Agents and the Required Banks, (ii) the Administrative Agent shall have received true and correct copies of all documentation evidencing such amendment, and (iii) the SL Documents, as so amended, shall be in full force and effect and no default or event of default shall exist thereunder.

             5.09 Adverse Change, etc. (a) Nothing shall have occurred (and neither the Agents nor the Banks shall have become aware of any facts or conditions not previously known) which the Agents or the Required Banks shall determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of any Credit Party to perform its obligations to the Banks or the Agents hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the Transaction or on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other trans-actions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (including, without limitation, any approvals and/or consents under the Illinois Responsible Property Transfer Act). Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially ad-verse conditions upon the Transaction or the other transactions contemplated by this Agreement and the other Documents or otherwise referred to herein or therein.

             5.10 Litigation. On the Effective Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Document or
   (ii) except as disclosed in Schedule X, which the Agents or the Required Banks shall determine could reasonably be expected to have a material adverse effect on (a) the Transaction or on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, (b) the rights or remedies of the Banks or the Agents hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks or the Agents hereunder or under any other Credit Document.

             5.11  Pledge  Agreements.  On  the   Effective  Date,   (i)
   Holdings shall have duly authorized, executed and delivered the Holdings Pledge Agreement in the form of Exhibit G-1 (as amended, modified or supplemented from time to time, the "Holdings Pledge Agreement"), (ii) the Borrower shall have duly authorized, executed and delivered the Borrower Pledge Agreement in the form of Exhibit G-2 (as amended, modified or supplemented from time to time, the "Borrower Pledge Agreement") and (iii) each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiary Pledge Agreement in the form of Exhibit G-3 (as amended, modified or supplemented from time to time, the "Subsidiary Pledge Agreement"), and each such Credit Party shall have delivered to the Collateral Agent, as secured party thereunder, all of the Pledged Collateral, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of notes or other evidences of indebtedness constituting Pledged Collateral and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Collateral.

             5.12  Security  Agreements.  On  the  Effective  Date,  (i)
   Holdings shall have duly authorized, executed and delivered the Holdings Security Agreement in the form of Exhibit H-1 (as amended, modified or supplemented from time to time, the "Holdings Security Agreement"), (ii) the Borrower shall have duly authorized, executed and delivered the Borrower Security Agreement in the form of Exhibit H-2 (as amended, modified or supplemented from time to time, the "Borrower Security Agreement") and (iii) each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiary Security Agreement in the form of Exhibit H-3 (as amended, modified or supplemented from time to time, the "Subsidiary Security Agreement"), in each case covering all of such Credit Party's present and future Security Agreement Collateral, together with:

           (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement;

          (ii) certified copies of Form UCC-11 search results, or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause
        (i) above, together with copies of such other financing state-ments that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

         (iii) evidence of the completion of all other recordings and filings of, or with respect to, each Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by each such Security Agreement; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by each Security Agreement have been taken.

             5.13 Trademark Security Agreements. On the Effective Date, (i) the Borrower shall have duly authorized, executed and delivered the Borrower Trademark Collateral Security Agreement and Conditional Assignment in the form of Exhibit I-1 (as amended, modified or supplemented from time to time, the "Borrower Trademark Security Agreement") and (ii) each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiary Trademark Collateral Security Agreement and Conditional Assignment in the form of Exhibit I-2 (as amended, modified or supplemented from time to time, the "Subsidiary Trademark Security Agreement"), in each case covering all of such Credit Party's present and future Trademark Col-lateral, together with:

           (i)    proper Conditional  Assignments of  Security  Interest
        (in  the  forms  contained  in  each  such  Trademark   Security
        Agreement) and Financing Statements (Form UCC-1 or the equivalent), in each case fully executed for filing under the UCC or other appropriate filing offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Trademark Security Agreement;

          (ii) evidence of the completion of all other recordings and filings of, or with respect to, each Trademark Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by each such Trademark Security Agreement; and

         (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by each Trademark Security Agreement have been taken.

             5.14 Collateral Account Agreement. On the Effective Date, the Borrower shall have duly authorized, executed and delivered the Collateral Account Agreement in the form of Exhibit J (as amended, modified, or supplemented from time to time, the "Collateral Account Agreement").

             5.15  Subsidiaries Guaranty.  On  the Effective Date,  each
   Subsidiary  Guarantor  shall  have  duly  authorized,  executed   and
   delivered the Subsidiaries Guaranty in the form of Exhibit K (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

             5.16 Mortgages; Title Insurance; etc. On the Effective Date, the Collateral Agent shall have received:

           (i) fully executed counterparts of Mortgages, in form and substance reasonably satisfactory to the Agents, which Mortgages shall cover the Mortgaged Properties owned or leased by the Credit Parties on the Effective Date as designated on Schedule III, together with evidence that counterparts of those Mortgages encumbering a fee owned Mortgaged Property have been delivered to the title insurance company insuring the Lien of such Mort-gages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable, to effectively create a valid and enforceable first priority mortgage lien on each such Mortgaged Property (subject only to Permitted Liens) in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

          (ii) a mortgagee title insurance policy (or a binding commitment with respect thereto) on each such fee owned Mort-gaged Property (the "Mortgage Policies") issued by a title insurer reasonably satisfactory to the Agents in amounts reasonably satisfactory to the Agents assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encum-brances except Permitted Liens and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents, and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes, shall not include an exception for mechanics' liens, shall provide for affirmative insurance and such reinsurance as the Agents may reasonably request and shall provide for any other matter that Agents may reasonably request;

         (iii) such landlord waivers, consents and/or estoppel certificates as the Agents may have reasonably requested and as the Borrower may have reasonably been able to obtain, which landlord waivers, consents and/or estoppel certificates shall be in form and substance reasonably satisfactory to the Agents; and

          (iv) certified copies of the land trust agreement and all related documentation with respect to any Land Trust by which title to any of the Mortgaged Properties is held, including evidence of the release of any collateral assignments of beneficial interests with respect thereto and certified copies of authorization by the Borrower for execution of all Credit Documents by the Land Trustee. Pursuant to Section 90/4(b) of the Illinois Responsible Property Transfer Act of 1988, the parties hereto acknowledge that they understand the purpose and intent of the environmental disclosure required pursuant to such statute and hereby waive the 30-day time periods with respect to notice of such disclosure.

             5.17  SL Credit Documents.  (a) On the Effective Date,  the
   SL Lessor shall have duly authorized, executed and delivered the SL Guaranty in the form of Exhibit L (as amended, modified or supplemented from time to time, the "SL Lessor Guaranty").

        (b) On the Effective Date, the SL Lessor shall have duly authorized, executed and delivered amendments to the existing SL Lessor Collateral Documents in form and substance reasonably satisfactory to the Agents and the Required Banks.

             5.18 Intercreditor Agreement. On the Effective Date, the SL Agent, the Collateral Agent and the SL Lessor shall have duly authorized, executed and deliver the Intercreditor Agreement in the form of Exhibit M (as amended, modified or supplemented from time to time, the "Intercreditor Agreement").

             5.19 Financial Statements; Pro Forma Balance Sheet; Projections. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma balance sheet and the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, pro forma balance sheet and Projections shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

             5.20 Solvency Certificate; Insurance Certificates. On the Effective Date, the Administrative Agent shall have received:

           (i)    a  solvency  certificate  from  the  chief   financial
        officer of Holdings in the form of Exhibit N; and

          (ii) certificates of insurance complying with the require-ments of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and as loss payee, as applicable, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the respective insurer to the Collateral Agent.

             5.21 Fees, etc. On the Effective Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to such Persons to the extent then due.

             SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Effective Date but excluding Revolving Loans made pursuant to a Mandatory Borrowing), and the obligation of each Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

             6.01  Effective  Date.    The  Effective  Date  shall  have
   occurred.
             6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto
   (i) there shall exist no Default or Event of Default, (ii) there shall exist no Default (as defined in Annex A to the SL Participation Agreement) or Event of Default (as defined in Annex A to the SL Participation Agreement) and (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

             6.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of
   Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

             (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of
   Section 2.03.

             The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Administrative Agent and each of the Banks that all the condi-tions specified in Section 5 (with respect to Credit Events on the Effective Date) and in this Section 6 (with respect to Credit Events on or after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opin-ions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

             SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Effective Date and the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this
   Section 7 are true and correct on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

             7.01 Corporate Status. Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation or, in the case of a Land Trust, a duly organized and validly existing land trust, in either case in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or trust power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             7.02 Corporate and Other Power and Authority. Each Credit Party has the corporate or trust power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or trust action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

             7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof,
   (i) will contravene any provision of any law, statute, rule or regu-lation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the SL Collateral Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

             7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (i) those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date, (ii) those filings required under the Security Documents to perfect the security interests created thereby and (iii) the filing required by Section 90/4(b) of the Illinois
   Responsible Property Transfer Act of 1988), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Document against any Credit Party.

             7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries for the fiscal year and nine month period ended on November 2, 1996 and August 9, 1997, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries for the fiscal year or nine month period, as the case may be, ended on such dates, copies of which have been furnished to the Banks on or prior to the Effective Date, present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries, as applicable, at the dates of such balance sheets and the consolidated results of the operations of Holdings and its Subsidiaries and the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied subject, in the case of the August 9, 1997 financial statements, to changes resulting from audit and normal year-end adjustments. The pro forma consolidated balance sheets of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, in each case as of November 1, 1997 and after giving effect to the Transaction, a copy of which has been furnished to the Banks prior to the Effective Date, presents fairly in all material respects the pro forma consolidated financial position of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, in each case as of November 1, 1997. Since November 2, 1996, no event or change of any kind or character has occurred that has had, or could reasonably be expected to have, a material adverse affect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             (b) On and as of the Effective Date and after giving effect to the Transaction and to the Loans being incurred on the Effective Date and the Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and the Guarantors taken as a whole will exceed its debts; (b) each of the Borrower on a stand-alone basis and the Borrower and the Guarantors taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and the Borrower and the Guarantors taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judg-ment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

             (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either in-dividually or in aggregate, could reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole. As of the Effective Date, neither Holdings nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             (d) On and as of the Effective Date, the Projections delivered to the Agents and the Banks prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Pro-jections which are based upon or include information known to Holdings or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holdings or the Borrower regarding the matters reported therein. On the Effective Date, each of Holdings and the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

             7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to the Transaction, this Agreement or any other Document or (ii) except as disclosed on
   Schedule X, that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

             7.08  Use of  Proceeds;  Margin  Regulations.    (a)    All
   proceeds of the Loans shall be used for the working capital and general corporate purposes of Holdings and its Subsidiaries (including, without limitation, to effect the Transaction and to pay fees and expenses incurred in connection therewith).

             (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock except in connection with the repurchase of shares of stock of Holdings as permitted by Section 9.03. The value of all Margin Stock at any time owned by Holdings and its Subsidiaries does not, and will not, exceed 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

             7.09 Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and ade-quately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Holdings and each of its Subsi-diaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all material income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Holdings or the Borrower threatened, by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

             7.10  Compliance with ERISA.  Except to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole: each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under
   Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or a request for such a determination has been submitted and has not been denied; no Reportable Event has occurred; to the knowledge of Holdings and the Borrower, no Plan which is a multiemployer plan (as defined in
   Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to
   Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
   4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, reasonably expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not be material; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any liability.

             7.11 The Security Documents. (a) At all times prior to the Collateral Release Date, the provisions of each of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement
   Collateral described therein to the extent the Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC as enacted in any relevant jurisdiction, subject to no other Liens other than Permitted Liens.

             (b) At all times prior to the Collateral Release Date, the provisions of each of the Trademark Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Trademark Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Trademark Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of a Conditional Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to each Trademark Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to each such Trademark Security Agreement will create, as may be perfected by such filing and recordation, a perfected security interest in the registered United States trade-marks and patents covered by each such Trademark Security Agreement and the recordation of a Conditional Assignment of Security Interest in U.S. Copyrights in the form attached to each Trademark Security Agreement with the United States Copyright Office together with fil-ings on Form UCC-1 made pursuant to each such Trademark Security Agreement will create, as may be perfected by such filing and recordation, a perfected security interest in the registered United States copyrights covered by each such Trademark Security Agreement.

             (c) At all times prior to the Collateral Release Date, the security interests created in favor of the Collateral Agent, as secured party, for the benefit of the Secured Creditors, under each of the Pledge Agreements constitute first priority perfected security interests in the Pledged Collateral described therein, subject to no security interests of any other Person. Assuming the continued possession by the Collateral Agent of the Pledged Collateral constituting certificates securities, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Collateral under the Pledge Agreements.

             (d)  At all times prior to the Collateral Release Date, the
   Mortgages create, for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens).
   Schedule III contains a true and complete list of each parcel of Real Property owned or leased by Holdings and its Subsidiaries on the Effective Date, and the type of interest therein held by Holdings or such Subsidiary.

             7.12 Properties. Holdings and each of its Subsidiaries have good and marketable title to all material properties owned by them, free and clear of all Liens, other than Permitted Liens.

             7.13 Representations and Warranties in the Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Effective Date and as of the date of each Credit Event as if such representations and warranties were made on and as of each such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

             7.14 Patents, Licenses, Franchises and Formulas. Each of Holdings and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, neces-sary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             7.15 Subsidiaries. As of the Effective Date, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule IV.
   Schedule IV correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

             7.16 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, rea-sonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             7.17 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

             7.18 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

             7.19 Environmental Matters. (a) Holdings and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the re-quirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries (including any such claim arising out of the owner-ship or operation by Holdings or any of its Subsidiaries of any Real Property no longer owned or operated by Holdings or any of its Sub-sidiaries) or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or any Real Property owned or operated by Holdings or any of its Subsidiaries (including any Real Property formerly owned or operated by Holdings or any of its Subsidiaries but no longer owned or operated by Holdings or any of its Subsidiaries) or any property adjoining or adjacent to any such Real Property that could be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries or (ii) to cause any Real Property owned or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

             (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsid-iaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

             (c)  Notwithstanding  anything  to  the  contrary  in  this
   Section 7.19 the representations made in this Section 7.19 shall not be untrue unless the effect of all violations, claims, restrictions, failures and noncompliances of the types described in this Section
   7.19 could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             7.20 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and the Guarantors taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Sub-sidiaries or, to the knowledge of Holdings and the Borrower, threat-ened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and
   (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             7.21 Indebtedness. (a) Schedule V sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of Holdings and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit, any Senior Subordinated Notes and any Contingent Obligations in respect of the SL Documents, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

             (b) So long as any Senior Subordinated Notes remain outstanding, the subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the Borrower, the respective Subsidiary Guarantors and the holders of the Senior Subordinated Notes, and all Obligations hereunder and under the Subsidiaries Guaranty are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness", as the case may be, included in such subordination provisions.

             SECTION 8.  Affirmative Covenants.   Each  of Holdings  and
   the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder (other than indemnity and similar obligations that are not then due and payable) are paid in full:

             8.01  Information Covenants.  Holdings will furnish to each
   Bank:

             (a) Quarterly Financial Statements. Concurrently with the delivery thereof to the SEC, but in no event later than 60 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings and within 105 days after the close of the fourth quarterly accounting period in each such fiscal year (commencing with the fourth fiscal quarter of fiscal year 1997), (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period, (ii) the related consolidated statement of operations, statement of stockholders' equity and statements of cash flows of Holdings and its Subsidiaries for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iii) a schedule containing a summary of sales and a summary of comparable store sales growth, in each case for the Borrower and its Subsidiaries on a consolidated basis, for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case in respect of preceding clauses (i), (ii) and (iii) setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period, as set forth in the respective and budget delivered pursuant to Section 8.01(d), all of which shall be in reasonable detail and shall be certified by the president, the chief financial officer or the treasurer of Holdings to the effect that such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at the date indicated and the results of their operations and their cash flows for the period indicated, subject to normal year-end audit adjustments and the absence of footnotes.

             (b) Annual Financial Statements. Concurrently with the delivery thereof to the SEC, but in no event later than 105 days after the close of each fiscal year of Holdings, (i) the consol-idated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of operations, statement of stockholders' equity and statements of cash flows of Holdings and its Subsidiaries for such fiscal year setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(d) and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents, together with (A) a report of such accounting firm which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern and shall state that such consolidated financial statements fairly present the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, (B) a written statement by such accounting firm stating that (1) in the course of its regular audit of the financial statements of Holdings and its Subsidiaries such accounting firm obtained no knowledge of any Default or an Event of Default relating to accounting matters which has occurred and is continuing or, if in the opin-ion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature and period of existence thereof, provided that such accounting firm shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination and (2) based upon their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates delivered therewith pursuant to Section 8.01(e) is not correct and (C) a letter from such accounting firm, substantially in the form delivered to the lenders under the Existing Credit Agreement with such changes thereto as are approved by the Agents, acknowledging that the Banks will receive such consolidated financial statements and such report and will use such consolidated financial statements and such report in their credit analyses of Holdings and its Subsidiaries, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

             (c) Management Letters. Promptly after Holdings' or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto (other than reports of a routine or ministerial nature which are not material).

             (d) Budgets. No later than 60 days following the first day of each fiscal year of the Borrower, a budget in reasonable detail (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for such fiscal year and for each of the four quarterly accounting periods of such fiscal year setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

             (e)  Officer's Certificates.  At  the time of the  delivery of the financial statements provided for in Sections 8.01(a) and
        (b), a certificate of the president, the chief financial officer or the treasurer of Holdings to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (i) in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 9.03, 9.04 and 9.07 through 9.10, inclu-sive, at the end of such fiscal quarter or year, as the case may be, (ii) the Applicable Eurodollar Rate Margin and the Applicable Commitment Commission Percentage for the Margin Reduction Period commencing with the date of the delivery of such financial statements and (iii) notice of the acquisition or sale or other disposition of any Store Land Property during the fiscal period covered by such financial statements, which notice shall include the purchase price or sale price of each such Store Land Property, as applicable.

             (f) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days after, an officer of any Credit Party (other than a Land Trust) obtains knowledge thereof, notice of (i) the occurrence of any event which con-stitutes a Default or an Event of Default and/or (ii) any liti-gation or governmental investigation or proceeding (or any material development thereof in the case of any litigation or governmental proceeding previously reported or disclosed) pend-ing (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, or (y) with respect to the Transaction or any Document.

             (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or the Borrower to its security holders or by any Subsidiary of the Borrower to its security holders other than Holdings or any of its Subsidiaries, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or similar form) and prospectuses, if any (other than reports of a routine or ministerial nature which are not material), filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission or any successor thereto (the "SEC") and (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries.

             (h) Environmental Matters. Promptly after any officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably ex-pected to materially and adversely affect the business, opera-tions, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole:

                 (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Sub-sidiaries;

                (ii) any condition or occurrence on or arising from any Real Property owned or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administra-tive agency; provided, that in any event Holdings shall deliver to each Bank all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as poten-tially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA.

             All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or such Subsidiary's response thereto.

             (i) Annual Meetings with Banks. At dates to be mutually agreed upon among the Agents and Holdings, Holdings shall, at the request of the Agents, hold an annual meeting with all of the Banks at which meeting shall be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

             (j) SL Documents. No later than five Business Days after entering into any amendment or modification to any SL Document, a copy thereof to the Agents (it being understood and agreed that nothing in this Section 8.01(j) shall be deemed to permit any amendment or modification to any SL Document otherwise prohibited under Section 9.11) and, promptly upon receipt thereof, a copy to the Agents and the Banks of any notice of default, any notice of event of default or any similar notice received by any Credit Party under any of the SL Documents.

             (k)   Board  of  Directors.   With  reasonable  promptness,
        written notice of any change in the Board of Directors of Holdings or the Borrower.

             (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as any Agent or any Bank may reasonably request.

             8.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in conformity with generally accepted accounting prin-ciples and all requirements of law in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Bank to visit and inspect, under guidance of officers or other representatives of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and, in conjunction with Holdings or the Borrower, their independent accountants, all at such reasonable times and intervals and to such reasonable extent as any Agent or such Bank may reasonably request.

             8.03 Maintenance of Property; Insurance. Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Holdings or any of its Subsidiaries operates, it being understood and agreed that, in any event, all insurance relating to the Collateral also shall comply with the insurance provisions of the respective Security Documents, and (iii) furnish to any Agent or any Bank, upon written request, full information as to the insurance carried.

                 (b) If Holdings or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and Holdings and the Borrower agree to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

             8.04 Corporate Franchises. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses and patents, except for such rights, franchises, licenses and patents the failure of which to maintain could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole; provided, however, that nothing in this Section
   8.04 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             8.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, rea-sonably be expected to have a material adverse effect on the busi-ness, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             8.06 Compliance with Environmental Laws. (a) Holdings will, and will cause each of its Subsidiaries to, comply in all respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compli-ance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of Holdings or any of its Subsidiaries. Notwithstanding anything to the contrary contained above in this Section 8.06(a), no default in the due performance or observance of any covenant contained in this Section 8.06(a) shall occur unless the effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             (b) At the reasonable written request of the Agents or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, Holdings will provide, at the sole expense of Holdings and the Borrower, an environmental site assessment report concerning any Real Property owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Agents, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, provided that (i) unless the Banks or the Agents have received any notice of the type described in Section 8.01(h) or (ii) the Banks have exercised any of the remedies pursuant to the last paragraph of Section 10, such request may not be made more than once every two years in respect of any parcel of Real Property. If Holdings fails to provide the same within 90 days after such request was made, the Agents may order the same, the cost of which shall be borne by Holdings and the Borrower, and Holdings and the Borrower shall grant and hereby grant to the Agents and the Banks and their agents access to such Real Property and specifically grants the Agents and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holdings, all at the sole and reasonable expense of Holdings and the Borrower.
             8.07 ERISA. As soon as possible and, in any event, within ten (10) days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, to the extent that the same could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding  deficiency, within the meaning  of
   Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a
   Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be termi-nated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may reasonably be expected to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any
   Subsidiary of Holdings may reasonably be expected to incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. Upon the request of any Agent, Holdings will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

             8.08 End of Fiscal Years; Fiscal Quarters. Holdings will cause (i) each of its, and each of its Subsidiaries, fiscal years to end on the Saturday closest to October 31 of each fiscal year, and
   (ii) each of its, and each of its Subsidiaries, fiscal quarters to consist of, in the case of the first two fiscal quarters of each fiscal year, a 12-week period, in the case of the third fiscal quarter of each fiscal year, a 16-week period and, in the case of the fourth fiscal quarter of each fiscal year, a 12-week or 13-week period.

             8.09  Performance of Obligations.  Holdings will, and  will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-perfor-mances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole.

             8.10 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, prior to the date on which any material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

             8.11 Margin Stock. Holdings will, and will cause each of the Subsidiary Guarantors to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to the Pledge Agreements shall constitute Margin Stock.

             8.12   Execution  of  Subsidiaries  Guaranty  and  Security
   Documents by Future Subsidiaries. In the event that any Person becomes a Subsidiary (other than an Immaterial Subsidiary (but only so long as such Person remains an Immaterial Subsidiary)) of Holdings after the date hereof, the Borrower will promptly notify the
   Administrative Agent of that fact and cause such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Subsidiaries Guaranty and, if such Person became or becomes a Subsidiary (other than an Immaterial Subsidiary (but only so long as such Person remains an Immaterial Subsidiary)) of Holdings before the Collateral Release Date, cause (i) such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Trademark Security Agreement and Mortgages and to take all such further action and execute all such further documents and instruments as may be required to grant and perfect in favor of the Collateral Agent, for the benefit of the Secured Creditors, a first-priority security interest in all of the real, personal and mixed property assets of such Subsidiary (other than with respect to Excluded Properties, and other than any such assets which are subject to Liens permitted under Section 9.01 and other than Real Property that such Subsidiary would not be obligated to pledge to the Collateral Agent pursuant to Section 8.13 (it being understood and agreed that all of the requirements of Section 8.13 are applicable to the Real Property of such Subsidiary, with the date such Subsidiary became a Subsidiary (other than an Immaterial Subsidiary) of Holdings or ceased to constitute an Immaterial Subsidiary being treated for purposes of
   Section 8.13 as the date on which such Subsidiary acquired all of its Real Property)) and (ii) the parent of such Subsidiary (including any Immaterial Subsidiary) to effect the pledge by such parent to the Collateral Agent on behalf of the Secured Creditors of all of the capital stock of such Subsidiary (including, without limitation, by executing and delivering to the Collateral Agent a counterpart of the Subsidiary Pledge Agreement or an amendment to the Pledge Agreement previously executed by such parent). The Borrower shall deliver to the Administrative Agent, together with such counterparts of the Subsidiaries Guaranty and/or such Security Documents (to the extent required to be so delivered), (v) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to the Administrative Agent, (w) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to the Administrative Agent, (x) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (i) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiaries Guaranty and, if such Person became or becomes a Subsidiary of Holdings before the Collateral Release Date, the Security Documents to which such Subsidiary is a party and (ii) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiaries Guaranty and, if such Person became or becomes a Subsidiary of Holdings before the Collateral Release Date, such Security Documents are in full force and effect and have not been modified or  rescinded,  (y)  if such  Person  became  or  becomes  a
   Subsidiary of Holdings before the Collateral Release Date, the certificate or certificates evidencing all of the capital stock of such Subsidiary, and (z) a favorable opinion of counsel to the Borrower and such Subsidiary, in form and substance reasonably satisfactory to the Agents, as to (i) the due organization and good standing of such Subsidiary, (ii) the due authorization, execution and delivery by such Subsidiary of the Subsidiaries Guaranty and, if such Person became or becomes a Subsidiary of Holdings before the Collateral Release Date, such Security Documents, (iii) the enforceability of the Subsidiaries Guaranty and, if such Person became or becomes a Subsidiary of Holdings before the Collateral Release Date, such Security Documents against such Subsidiary, and
   (iv) such other matters as any Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Agents.

             8.13 Additional Real Property. After the Effective Date, each of Holdings and the Borrower shall, and shall cause each of its respective Subsidiaries (other than an Immaterial Subsidiary (but only so long as such Person remains an Immaterial Subsidiary)) to:

             (a) with respect to each leasehold interest in Real Property hereafter acquired by such Person prior to the Collateral Release Date (whether directly or through a land trust or other vehicle) (the holder of such leasehold interest being referred to herein as the "Lessee"), use its reasonable efforts (which shall not be deemed to include the payment of monetary consideration other than nominal monetary consideration and out-of-pocket expenses incurred by any lessor in connection with obtaining the items listed below, but shall include efforts to include each of the items listed below in the terms of the lease itself) to obtain and deliver to the Administrative Agent within three months after such Real Property is designated by the Borrower prior to Collateral Release Date as Replacement Property:

             (i) the agreement of the lessor (if required under the lease) to the encumbrancing of such Lessee's leasehold interest under the lease pursuant to a Mortgage and to the assignment of such leasehold interest to the Collateral Agent following a default hereunder, and if the lease allows the lessor to unreasonably withhold consent to an assignment of the leasehold interest by the Collateral Agent to a subsequent third party assignee, the agreement of the lessor not to unreasonably withhold such consent; and

             (ii) an original memorandum of the lease executed and acknowledged by the lessor thereunder (or, in the case of an existing leasehold interest which is of record and which is acquired by the Lessee by assignment, a memorandum of or a recordable duplicate original of such assignment, executed and acknowledged by the assigning Lessee), in form sufficient to give constructive notice (when recorded) of the Lessee's leasehold interest under the lease to third-party purchasers and encumbrancers of the affected real property and otherwise in form reasonably satisfactory to the Agents, together with evidence of its recordation in all places necessary or desirable, in the reasonable judgment of the Agents, to give constructive notice of the Lessee's leasehold interest to third parties; and

             (b) with respect to each leasehold interest in Real Property listed in Parts I and II of Schedule III (to the extent the items listed below in this clause (b) have not been obtained or delivered to the Administrative Agent on the Effective Date) and each parcel of Real Property in which Holdings or any of its Subsidiaries acquires fee title or a leasehold interest after the Effective Date but before the Collateral Release Date (in each case other than Excluded Properties, parcels number 4 and 5 of location number 851, leasehold interests as to which encumbrancing requires the consent of the lessor or fee interests listed on Schedule III as to which encumbrancing requires the consent of a senior lienholder, where Holdings and its Subsidiaries have been unable to obtain the applicable lessor's or senior lienholder's consent thereto, and assets subject to Liens permitted under subsection 9.01(vii) and
   (xiv)) (collectively, "Covered Real Property"), as soon as practicable and in any event within one month after the applicable Real Property becomes Covered Real Property (it being understood that any Real Property which is (i) designated by the Borrower as a Replacement Property (to the extent it was not already Covered Real Property) shall become Covered Real Property as of the date of such designation and (ii) an Excluded Property shall become Covered Real Property as of the date of the occurrence of a Default or an Event of Default), deliver:

             (i) fully executed counterparts of a Mortgage, or an amendment to a Mortgage, in form reasonably satisfactory to the Agents, which Mortgage or amendment shall encumber such Covered Real Property, together with evidence that counterparts of such Mortgage or amendment have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agents, so as to effectively create a valid and enforceable first priority lien (subject only to Permitted Liens) on such Covered Real Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

             (ii) in the case of a Mortgage encumbering Covered Real Property located outside the State of Illinois, if requested by any Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to the Agents) in the State in which such Covered Real Property is located with respect to the enforceability of the Mortgage recorded in such State and such other matters as any Agent may reasonably request, in form and substance reasonably satisfactory to the Agents;

             (iii) in the case of each such Covered Real Property consisting of a leasehold interest, a copy of the lease (including all amendments thereto), together with such consents and agreements from the lessor on such real property as were obtained pursuant to clause (a) above;

             (iv) with respect to Real Property constituting fee property, environmental audits prepared by professional consultants mutually acceptable to the Borrower and the Agents, in form, scope and substance reasonably satisfactory to the Agents; and

             (v) with respect to Real Property constituting fee property, if requested by any Agent, a Title Insurance Policy, in an amount reasonably satisfactory to the Agents, with respect to the Collateral Agent's lien thereon.

        The Borrower will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent to visit and inspect any Real Property owned or leased (as a lessee) by any Credit Party for the purpose of obtaining an appraisal of value, conducted by consultants retained such Agent in compliance with all applicable banking regulations; provided, however, that Holdings and the Borrower shall be obligated to pay for all actual costs and reasonable expenses of obtaining and reviewing any appraisal provided for under this Section 8.13 for not more than one appraisal each year for each such parcel of Real Property.

             8.14  Designation of  Replacement Properties.   If, on  any
   date after the Effective Date and prior to the Collateral Release Date, the Collateral Agent no longer has a Lien on any Real Property owned or leased (as a lessee) by any Credit Party (each, a "Replaced Property") which the Collateral Agent had prior to such date (whether due to an Asset Sale relating to such Real Property, due to a termination of lease relating to such Real Property or otherwise), then the Borrower shall designate on or before such date Real Property owned or leased (as a lessee) by any Credit Party (other than any Real Property owned or leased (as a lessee) by any Credit Party existing as of the Effective Date) which is not subject to any Liens as a "Replacement Property" for such Replaced Property; provided, however, that the Borrower shall not be required to designate any Replacement Property with respect to the Real Property listed on Part IV of Schedule III; provided, further, that the Borrower shall not be required to designate any Replacement Property for any Replaced Property to the extent the Net Cash Proceeds of the Asset Sale relating to such Replaced Property are actually applied to permanently reduce the Total Revolving Loan Commitment pursuant to
   Section 3.03(b). If the Replaced Property is a leasehold interest in a grocery store, then the Replacement Property for such Replaced Property shall be a leasehold interest in a grocery store and shall have annual sales that are equal to or greater than the Replaced Property. If the Replaced Property is a fee interest, then the Replacement Property for such Replaced Property shall be a fee interest and shall have a fair market value (as determined in good faith by the chief financial officer of the Borrower and evidenced by a certificate of such officer of the Borrower certifying as to the fair market value thereof) that is equal to or greater than the fair market value (also as determined in the same manner) of the Replaced Property; provided, that if such Replacement Property has a fair market value greater than the fair market value of the Replaced Property, then such excess fair market value (a) may be applied as fair market value of Replacement Property for another parcel of Real Property which concurrently becomes a Replaced Property or (b) shall be reserved and may be applied as fair market value of Replacement Property for any Real Property which subsequently becomes a Replaced Property. If the Replaced Property is a leasehold interest in Real Property which is not a grocery store, then the Replacement Property for such Replaced Property shall be Real Property which has a collateral value (as determined in good faith by chief financial officer of the Borrower and evidenced by a certificate of such officer of the Borrower certifying as to the collateral value thereof) that is greater than or equal to the collateral value (also as determined in the same manner) of such Replaced Property. Concurrently with the designation of any Replacement Property, the Borrower shall deliver to the Administrative Agent a certificate of its chief financial officer (i) setting forth all such information as the Agents may reasonably request with respect to such Replacement Property and the related Replaced Property (including without limitation the fair market value thereof (if a fee interest) and annual sales figures with respect thereto (if a leasehold interest in a grocery store)), (ii) certifying that the Replacement Property complies with each of the requirements set forth in this Section 8.14, and (iii) setting forth a summary report of all Replacement Properties therefore designated by the Borrower and the related

   Replaced Properties (including without limitation the aggregate fair market value thereof (if fee interests) and aggregate annual sales figures with respect thereto (if leasehold interests in grocery stores)).

             8.15  Release of Collateral.  If, as of the first  Business
   Day of any fiscal quarter of the Borrower, (i) the actual or implied rating established and publicly announced or provided in a private letter from the Rating Agencies or published by at least two of the Rating Agencies with respect to senior, unsecured, non-credit enhanced long term debt of the Borrower is BBB- or Baa3, as applicable, or higher as of such date and the actual or implied rating established and publicly announced or provided in a private letter from the Rating Agencies or published by the same two Rating Agencies with respect to senior, unsecured, non-credit enhanced long term debt of the Borrower has continuously been BBB- or Baa3, as applicable, or higher during the two consecutive fiscal quarters of the Borrower immediately preceding such date, (ii) the Borrower is not and shall not have been on credit watch with negative implications by either of the same two Rating Agencies and (iii) no Default or Event of Default has occurred and is continuing (the conditions set forth in clauses (i), (ii) and (iii) above being referred to herein as the "Collateral Release Conditions"), then the Borrower may on such date request that the Collateral Agent execute and deliver to the Borrower reconveyance documents and releases (including, without limitation, UCC termination statements) releasing all Liens on the Collateral that were granted in favor of the Collateral Agent pursuant to the Security Documents. The Borrower shall make such request in writing and shall concurrently deliver to the Collateral Agent evidence in form and substance satisfactory to the Collateral Agent showing that the Collateral Release Conditions set forth in clauses (i) and (ii) above have been satisfied and a certificate of the chief financial officer of the Borrower to the effect that each of the Collateral Release Conditions has been satisfied as of such date and that no Default or Event of Default has occurred and is continuing or will be caused by such release of Collateral. The date on which each Collateral Release Condition has been satisfied and on which each such delivery has been made is referred to herein as the "Collateral Release Date". Upon receiving such request, the Collateral Agent shall, at the Borrower's expense, promptly execute and deliver to the Borrower such reconveyance documents and releases in recordable form, and deliver to the Borrower, against receipt and without recourse to the Collateral Agent, such of the Collateral (including, without limitation, stock certificates (together with stock powers that were delivered to the Collateral Agent by the Credit Parties) and promissory notes pledged by the Credit Parties pursuant to the Pledge Agreements) as shall not have been sold or applied pursuant to the terms of the Security Agreements; provided that, at the time of the Collateral Agent's execution and delivery of such reconveyance documents and releases and delivery of such Collateral, no Default or Event of Default shall have occurred and be continuing or shall be caused by such release of Collateral; provided, further, that the Collateral Agent shall have no obligation to release any Collateral pursuant to this Section 8.15 unless all Liens on such Collateral granted pursuant to the SL Documents are released concurrently therewith.

             8.16 Further Assurances. Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, record, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys on new fee owned Mortgaged Properties, reports and other assurances, instruments or documents and take such further steps as may be necessary or desirable to establish, perfect, preserve and protect the Liens relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require.

             8.17 Maintenance of Corporate Separateness. Holdings will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Holdings nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiaries in respect of any liability of any Unrestricted Subsidiaries, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of Holdings of any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiaries shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from Holdings and its Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of Holdings or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

             SECTION 9. Negative Covenants. Each of Holdings and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred here-under and thereunder (other than indemnity and similar obligations that are not then due and payable), are paid in full:

             9.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (in-cluding sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

           (i) Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', ware-housemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VI, but only to the respective date, if any, set forth in such
        Schedule VI for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or proper-ties of Holdings or any of its Subsidiaries;

          (iv)    Liens created pursuant to the Security Documents;

           (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (vi) Liens upon assets of the Borrower or any of its Sub-sidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation, (y) except as otherwise expressly permitted under clause (z) below, (1) to the extent that any such Lien is in respect of Real Property, there shall be no recourse against Holdings or any of its Subsidiaries in respect of such Capitalized Lease Obligation other than against the specific Real Property subject to such Lien and (2) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower and (z) such Liens may encumber, in addition to the asset giving rise to the Capitalized Lease Obligation, any other assets of the Borrower or any Subsidiary of the Borrower securing Capitalized Lease Obligations permitted to be incurred hereunder and owing to the same lessor;

         (vii) Liens placed upon equipment, machinery or other property (including Real Property) used in the business of the Borrower or any of its Subsidiaries at the time of the acquisition or construction thereof by the Borrower or any such Subsidiary or within 365 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price or construction costs thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment, machinery or other property (including Real Property) or extensions, renewals or replace-ments of any of the foregoing for the same or a lesser amount, provided that (x) such Indebtedness is permitted by Section 9.04(iv), (y) except as otherwise expressly permitted under clause (z) below, (1) the Lien encumbering the equipment, machinery or other property (including Real Property) so acquired or constructed does not encumber any other asset of the Borrower or such Subsidiary and (2) to the extent that any such Lien is in respect of Real Property, there shall be no recourse against Holdings or any of its Subsidiaries in respect of such Indebtedness other than against the specific Real Property subject to such Lien and (z) such Liens may encumber, in addition to the equipment, machinery or other property (including Real Property) so acquired or constructed, any other assets of the Borrower or any Subsidiary of the Borrower securing Indebtedness permitted to be incurred under Section 9.04(iv) and owing to the same lender;

        (viii) easements, rights-of-way, restrictions, encroach-ments, zoning restrictions and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (ix)    Liens  arising   from  precautionary   UCC   financing
        statement filings regarding operating leases;

           (x) Liens arising out of the existence of judgments or awards in respect of which Holdings or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $20,000,000 at any time outstanding;

          (xi)    statutory  and  common  law  landlords'  liens   under
        leases to which Holdings or any of its Subsidiaries is a party;

         (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and other types of social security;

        (xiii) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statu-tory obligations, surety bonds, performance bonds, utility payments and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

         (xiv) Liens securing Indebtedness permitted under Section 9.04(xi), which Liens were existing prior to the time the entity which incurred such Indebtedness became a Subsidiary of
        Holdings, provided that such Liens were not incurred in connection with, or in contemplation of, the acquisition of such Subsidiary and do not attach to any other asset of Holdings or any of its Subsidiaries;

          (xv) Liens in favor of third parties as consignors (or as creditors of such consignors) in goods which are delivered to the Borrower or any of its Subsidiaries by such third parties on consignment in the ordinary course of business and consistent with past practices, the value of which goods so held on consignment shall at no time exceed $10,000,000 in the aggregate for the Borrower and its Subsidiaries;

         (xvi)    Liens  on   inventory   of  the   Borrower   and   its
        Subsidiaries  securing   Indebtedness   permitted   by   Section
        9.04(viii);

        (xvii) Liens granted with respect to the Collateral pursuant to the SL Collateral Documents in favor of the SL Agent or the SL Lenders to secure the obligations of the Credit Parties under the SL Guaranty, provided that (x) such Liens shall at all times be subject to the Intercreditor Agreement and such Liens shall only be permitted until the release of Collateral under Section
        8.15 (and not at any time thereafter) and (y) each SL Lessor Collateral Document or any Credit Party's security interest in any of the SL Properties shall concurrently and ratably secure the Obligations under the Credit Documents (other than exceptions with respect to the assignment of the Lease or any Lease Supplement (as each such term is defined in Annex A to the SL Participation Agreement));

        (xviii)   Permitted Encumbrances;

         (xix) any (x) interest or title of a lessor or sublessor (other than a Credit Party) under any lease entered into by Holdings or any of its Subsidiaries as lessee to the extent that such lease is permitted to be entered into pursuant to this Agreement, (y) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject (including, without limitation, ground leases and other prior leases of the premises, mortgages, mechanics liens, tax liens and easements) or (z) subordination of the interest of the lessee or sublessee under any such lease to any restriction or encumbrance referred to in the preceding clause (y);

          (xx) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xxi)    Liens not otherwise permitted  by clauses (i)  through
        (xx) above securing Indebtedness of the Borrower or any of its Subsidiaries, provided that (x) the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (xxi) shall not exceed $10,000,000 at any time outstanding, (y) any such Indebtedness shall be permitted under Section 9.04 and (z) such Liens shall not attach to any Collateral; and

        (xxii) the replacement, extension or renewal of any Lien permitted by this Section 9.01 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under Section 9.04, provided that such Lien does not extend to or cover any property other than property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien and the principal amount of the obligations secured thereby is not increased.

   In connection with the granting of Liens of the type described in clauses (vi) and (vii) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to and shall take any actions necessary to be taken by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of property subject to such Liens).

             9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger  or consolidation,  or convey,  sell, lease  or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

            (i) Capital Expenditures by Holdings and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

           (ii) each of the Borrower and its Subsidiaries may make sales of Cash Equivalents and inventory in the ordinary course of business;

          (iii)   each of  the Borrower  and its  Subsidiaries may  sell
        damaged, obsolete or worn-out assets that are no longer necessary for the proper conduct of their respective business for fair market value and in the ordinary course of business;

           (iv) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

            (v) each of the Borrower and its Subsidiaries may sell or otherwise transfer in an arm's-length transaction to a Developer of a Development Site constituting a Development Investment permitted under Section 9.05(xiv);

           (vi) each of the Borrower and its Subsidiaries may sell or otherwise dispose of other assets in an aggregate amount not to exceed $200,000 per sale or other disposition or series of related sales or other dispositions, provided that the aggregate value of all such sales or other dispositions pursuant to this clause (vi) shall not exceed $2,000,000 in any fiscal year of the Borrower;

          (vii)   each of  the Borrower  and its  Subsidiaries may  sell
        stores which  are  no  longer useful  to  the  business  of  the
        Borrower and its Subsidiaries, provided that the aggregate number of stores sold pursuant to this clause (vii) in any fiscal year of the Borrower shall not exceed five plus, for fiscal year 1998 and each fiscal year of the Borrower thereafter, a number of stores equal to the difference between five and the number of stores sold under this clause (vii) in the immediately preceding fiscal year of the Borrower;

         (viii) the Borrower and its Subsidiaries may (x) sell (i) either or both the warehouse facility located at 4404 West 42nd Street, Chicago, Illinois and the garage connected to Donna's Meat Facility located at 7745 Franklin Street, Forest Park, Illinois, (ii) the warehouse described in Part (a) of Schedule XI, (iii) either or both the office building and print shop described in Part (a) of Schedule XI, and (iv) store number 92 described in Schedule III, (y) sell and concurrently lease-back the equipment described in Part (b) of Schedule XI and (z) sell other assets having an aggregate fair market value not in excess of $5,000,000 in any fiscal year, so long as in each case for preceding clauses (x), (y) and (z), (i) no Default or Event of Default then exists or would result therefrom, (ii) the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be) and (iii) the total consideration received by the Borrower or such Subsidiary is at least 50% cash and is paid at the time of the closing of such sale;

           (ix)   Investments may  be made  to the  extent permitted  by
        Section 9.05;

            (x) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iv));

           (xi) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

          (xii)   each  of  the  Borrower   and  its  Subsidiaries   may
        consummate Permitted Sale-Leaseback Transactions;

         (xiii) any Subsidiary of the Borrower (x) may be merged, consolidated or liquidated with or into the Borrower so long as the Borrower is the surviving corporation of such merger, consolidation or liquidation and (y) may transfer all or any portion of its assets to the Borrower; and

          (xiv) any Subsidiary of the Borrower (x) may be merged, consolidated or liquidated with or into any other Subsidiary of the Borrower so long as (i) in the case of any such merger, consolidation or liquidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation and (ii) in addition to the requirements of preceding clause (i), in the case of any such merger, consolidation or liquidation involving a Wholly-Owned Subsidiary of the Borrower, the Wholly-Owned Subsidiary is the surviving corporation of such merger, consolidation or liquidation, (y) may transfer all or any portion of its assets to any Subsidiary Guarantor and (z) may, so long as such Subsidiary is not a Subsidiary Guarantor, (i) be merged, consolidated or liquidated with or into any other Subsidiary of the Borrower that is not a Subsidiary Guarantor and (ii) transfer all or any portion of its assets to any other Subsidiary of the Borrower that is not a Subsidiary Guarantor.

   Notwithstanding anything  to the  contrary  contained above  in  this
   Section 9.02, Holdings will not, and will not permit any of its Subsidiaries to, sell the capital stock or other equity interest in any Subsidiary of Holdings other than a sale of 100% of the capital stock or other equity interests in any Subsidiary of the Borrower in accordance with the provisions set forth above in this Section 9.02. To the extent the Required Banks waive the provisions of this Section
   9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents and the Administrative Agent and the Collateral Agent shall be authorized to and shall take any actions necessary in order to effect the foregoing.

        9.03 Dividends. Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

            (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

           (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

          (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), Holdings or any of its Subsidiaries may repurchase outstanding shares of Holdings Common Stock (or options to pur-chase such common stock) held by employees or former employees of Holdings or any of its Subsidiaries, provided that the aggre-gate amount of the cash portion of such purchases and the aggregate cash payment made with respect to promissory notes issued to such employees or former employees in connection with a previous purchase of such employee's Holdings Common Stock (or options to purchase such common stock) does not exceed the sum of (1) $3,500,000 in any fiscal year of Holdings plus (2) the aggregate amount of cash proceeds received by Holdings in such fiscal year from its sale of shares of Holdings Common Stock to a stock option or other stock plan of Holdings or any of its Subsidiaries or to any participant in any such plan or to any employee of Holding or any of its Subsidiaries during such fiscal year except to the extent that such additional cash proceeds increased the amount of the basket for stock repurchases pursuant to Section 9.03(vii);

           (iv) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause (iii) of this Section 9.03;

            (v) the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating expenses and Illinois franchise taxes in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses;

           (vi) the Borrower may pay cash Dividends to Holdings for the sole purpose of paying Holdings' and its Subsidiaries' income tax obligations to the extent and at the times required by the Holdings Tax Sharing Agreement;

          (vii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), (x) the Borrower may pay cash Dividends to Holdings for the sole purpose of allowing Holdings to repurchase Holdings Common Stock (and Holdings may (and shall promptly upon receipt of such Dividends) so repurchase Holdings Common Stock with all such Dividend payments) in an aggregate amount (together with the aggregate amount used by the Borrower and its Subsidiaries to purchase Holdings Common Stock pursuant to clause (y) of this
        Section 9.03(vii)) not to exceed $35,000,000 (plus the aggregate amount of cash proceeds received by Holdings after the Effective Date from any sale or issuance of Holdings Common Stock except to the extent that such additional cash proceeds increased the amount of the basket for stock repurchases pursuant to
        Section 9.03(iii)) and (y) the Borrower and its Subsidiaries may purchase Holdings Common Stock in an aggregate amount (together with the aggregate amount of Dividends made to Holdings pursuant to clause (x) of this Section 9.03(vii)) not to exceed $35,000,000 (plus the aggregate amount of cash proceeds received by Holdings after the Effective Date from any sale or issuance of Holdings Common Stock except to the extent that such additional cash proceeds increased the amount of the basket for stock repurchases pursuant to Section 9.03(iii));

         (viii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to pay cash Dividends to, or to repurchase, redeem or otherwise acquire Holdings Common Stock from, the holders of Holdings Common Stock and the Borrower and its Subsidiaries may repurchase, redeem or otherwise acquire Holdings Common Stock from the holders thereof, provided that
        (x) the aggregate amount of cash Dividends paid and cash paid for all such repurchases, redemptions and other acquisitions pursuant to this clause (viii) in any fiscal year of Holdings, when added to the aggregate amount of Intercompany Loans made for such purposes pursuant to Section 9.05(x) during such fiscal year, shall not exceed the sum of (1) $3,000,000 and (2) the lesser of (A) the Cumulative Income Amount at such time and (B) $2,000,000, and (y) the Leverage Ratio for the Test Period then most recently ended (which Leverage Ratio shall be evidenced by a certificate of the president, the chief financial officer or the treasurer of Holdings delivered to the Administrative Agent at least three Business Days prior to declaration of such Dividends) does not exceed 3.00:1.00; and

           (ix) the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to make stock acquisitions of Persons who will, upon such acquisition, become a Wholly-Owned Subsidiary of Holdings to the extent permitted by Sections 9.05(xii) and 9.07.

             9.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

           (ii) Existing Indebtedness outstanding on the Effective Date and listed on Schedule V, and any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

          (iii)   Indebtedness   under    Interest    Rate    Protection
        Agreements entered into with respect to other Indebtedness permitted under this Section 9.04;

           (iv)   Indebtedness of  the  Borrower  and  its  Subsidiaries
        evidenced by Capitalized Lease Obligations and Indebtedness subject to Liens permitted under Section 9.01(vii), provided that (x) in no event shall the sum of (I) the aggregate outstanding principal amount of all Capitalized Lease Obligations and (II) the aggregate outstanding principal amount of all such Indebtedness at any time exceed an amount equal to the aggregate principal amount of all Capitalized Lease Obligations and all such other Indebtedness outstanding on the Effective Date plus $150,000,000;

            (v)   Indebtedness  of  Holdings,   the  Borrower  and   the
        Subsidiary Guarantors consisting of Contingent Obligations under the SL Guaranty;

           (vi)   intercompany  Indebtedness  among  Holdings  and   its
        Subsidiaries to  the  extent permitted  by  Sections 9.05(viii),
        (ix) and (x);

          (vii) Indebtedness consisting of guaranties by the Borrower and its Subsidiaries of other Indebtedness, Operating Leases and other obligations of the Borrower and its Subsidiaries otherwise permitted to be incurred under this Agreement;

         (viii) each of the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness represented by Deferred Trade Payables in an aggregate amount not to exceed $10,000,000 at any time outstanding;

           (ix) Holdings or any of its Subsidiaries may become and remain liable with respect to Indebtedness evidenced by promissory notes subordinated to the Obligations and issued to employees and former employees of Holdings or any of its Subsidiaries in lieu of cash payment for stock of Holdings required to be purchased pursuant to Holdings' or any of the Subsidiaries' stock option or other stock plans, provided that the aggregate principal amount of all such Indebtedness does not exceed $5,000,000 at any time outstanding;

            (x) to the extent that any Senior Subordinated Notes remain outstanding after giving effect to the Senior Subordinated Note Tender Offer, Indebtedness of the Borrower and the Subsidiary Guarantors evidenced by such remaining Senior Subordinated Notes (less the principal amount of all repayments made in respect thereof after the Effective Date);

           (xi) Subsidiaries of Holdings acquired after the Effective Date, the acquisition of which is permitted under Section 9.07, may remain liable with respect to Indebtedness existing immediately prior to the time any such entity became a Subsidiary of Holdings, provided that (x) such Indebtedness was not incurred in connection with or in contemplation of such acquisition and (y) the aggregate principal amount of all such Indebtedness outstanding at any one time shall not exceed $10,000,000, provided, further, that such Subsidiaries may become and remain liable with respect to Indebtedness incurred to refinance such existing Indebtedness if, after giving effect to such refinancing Indebtedness and the repayment of the corresponding existing Indebtedness with the proceeds thereof,
        (a) the aggregate principal amount of the refinancing Indebtedness and the corresponding existing Indebtedness so refinanced shall not be greater than the outstanding principal amount of such existing Indebtedness immediately prior to such refinancing, (b) the weighted average life to maturity of such refinancing Indebtedness shall be no shorter than that of the existing Indebtedness being refinanced and (c) such refinancing Indebtedness shall not be secured by any additional property than that which secures the existing Indebtedness being refinanced;

          (xii) each of the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Borrower and its Subsidiaries in an aggregate amount which, when added to the aggregate amount the amount of Investments made under Section 9.05(xv), shall not exceed $5,000,000 at any time;

         (xiii) Indebtedness of the Borrower and its Subsidiaries in respect of Other Hedging Agreements entered into in the ordinary course of business for bona fide hedging activities;

          (xiv) so long as no Default or Event of Default then exists or would result therefrom, Contingent Obligations of the Borrower and its Subsidiaries in respect of obligations of a Developer, provided that (x) no such Contingent Obligation shall be incurred unless, at the time of the incurrence of such Contingent Obligation, the Development Site and the store located or to be located at the Development Site have been leased or irrevocably committed by the Developer to be leased to the Borrower or one of its Subsidiaries and (y) the amount of such Contingent Obligations (including any payments made by the Borrower or any of its Subsidiaries in respect thereof), when aggregated with the amount of Investments made under Section 9.05(xiv), shall not exceed $30,000,000 at any time outstanding; and

           (xv) additional Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $40,000,000 at any one time outstanding.

             9.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

           (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Effective Date and described on
        Schedule VIII, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

           (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (v) the Borrower and its Subsidiaries may make loans and advances to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

           (vi) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

         (viii) the Borrower and the Subsidiary Guarantors may make Intercompany Loans between or among one another so long as (i) each Intercompany Loan shall be evidenced by an Intercompany Note that is, prior to the Collateral Release Date, pledged to the Collateral Agent pursuant to the applicable Pledge Agreement and (ii) the Borrower's obligations under all Intercompany Loans made to it shall be subordinate in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable Intercompany Note and the subordination provisions attached thereto;

           (ix) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(xiii);

            (x) the Borrower may, in lieu of paying cash Dividends to Holdings pursuant to (and as permitted by) Section 9.03, make Intercompany Loans to Holdings for the purposes described in such Sections and otherwise subject to the dollar and other limitations set forth therein;

           (xi) Holdings may make equity contributions to the capital of the Borrower and the Borrower and the Subsidiary Guarantors may make equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

          (xii) Holdings and its Subsidiaries may create or acquire new Subsidiaries to the extent otherwise permitted under this Agreement, provided that (x) any such new Subsidiary is wholly-owned by Holdings and/or one of its Wholly-Owned Subsidiaries and the provisions of Sections 8.12 and 8.13 have been complied with, (y) to the extent that such new Subsidiary is created or acquired by Holdings, Holdings promptly thereafter contributes the stock of such new Subsidiary to the Borrower and (z) to the extent such creation or acquisition constitutes a Capital Expenditure, such Capital Expenditure is permitted under Section 9.07;

         (xiii) the Borrower and its Subsidiaries may acquire and hold non-cash consideration received in connection with an Asset Sale to the extent permitted by Section 9.02, provided that (x) the aggregate principal amount of all non-cash consideration received shall not at any time exceed $7,000,000 (determined without regard to any write-offs or write-downs thereof) and (y) until the Collateral Release Date, all such non-cash consideration shall be pledged pursuant to the applicable Pledge Agreement or Security Agreement, as the case may be;

          (xiv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower or any of its
        Subsidiaries may make Development Investments in or to any Developer, provided that (x) no such Development Investment shall be permitted unless, at the time of the making of such Development Investment, the Development Site and the store located or to be located at the Development Site have been leased or irrevocably committed by the Developer to be leased to the Borrower or one of its Subsidiaries, (y) except for Contingent Obligations permitted pursuant to Section 9.04(xiv), neither the Borrower nor any of its Subsidiaries may be or become a general partner of any Developer or otherwise be liable in any manner for any Indebtedness or any other obligations of any Developer (other than pursuant to customary provisions contained in any lease pertaining to a Development Site or a store leased to the Borrower or one of its Subsidiaries) and (z) the aggregate amount of all such Development Investments plus the aggregate amount of all Contingent Obligations outstanding pursuant to Section 9.04(xiv) (including any payments made by the Borrower or any of its Subsidiaries in respect of such Contingent Obligations) shall not exceed $30,000,000 at any time outstanding;

           (xv) each of the Borrower and its Subsidiaries may make and own Investments (x) in suppliers in anticipation of becoming a customer of such suppliers and in lieu of deposits, cash discounts or concessions and (y) in connection with joint ventures with suppliers entered into in the ordinary course of business, provided that the aggregate amount of all such Investments under clauses (x) and (y), together with the amount of guaranties permitted under Section 9.04(xii), shall not exceed $5,000,000 at any time outstanding;

          (xvi)   the  Borrower  and   its  Subsidiaries  may   purchase
        Holdings Common Stock to the extent permitted pursuant to Sections 9.03(iii),(vii) and (viii); and

         (xvii) the Borrower and its Subsidiaries may make additional Investments in an aggregate amount not to exceed at any time $25,000,000, provided that no more than $15,000,000 of such Investments may be made in Unrestricted Subsidiaries.

             9.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and condi-tions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

            (i)   Dividends  may be  paid  to  the  extent  provided  in
        Section 9.03;

           (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

          (iii)   reasonable  and  customary   fees  may   be  paid   to
        directors of Holdings and its Subsidiaries;

           (iv) transactions between or among the Borrower and its Wholly-Owned Subsidiaries to the extent that such transactions are not otherwise restricted under this Agreement;

            (v) issuances of stock, payments of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements with employees and directors of Holdings or any of its Subsidiaries in the ordinary course of business;

           (vi) payments by Holdings and its Subsidiaries under the Holdings Tax Sharing Agreements;

          (vii) payment of consulting and other fees and expenses under the Yucaipa Management Agreement; and

         (viii) the issuance by Holdings of Holdings Common Stock to Yucaipa pursuant to the exercise of the Yucaipa Warrant.

             9.07 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the period from November 3, 1996 through and including November 1, 1997, Holdings and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $75,000,000 and (ii) during any fiscal year of Holdings thereafter (taken as one accounting period), Holdings and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $90,000,000 in any such fiscal year, it being understood and agreed, however, that any Capital Expenditures made by Holdings pursuant to this Section 9.07(a) or pursuant to Section 9.07(b) shall be permitted only to the extent that such Capital Expenditures constitute a stock acquisition of a Person who will, upon such acquisition, become a Subsidiary of Holdings and Holdings promptly contributes the stock of such Person to the Borrower.

             (b)(i) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by Holdings and its Subsidiaries pursuant to clause (a) above in any fiscal year of Holdings (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)(i) but after giving effect to any reduction in such amount as a result of Capital Expenditures made pursuant to clause (b)(ii) below) is greater than the amount of Capital Expenditures actually made by Holdings and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year; provided that in no event shall the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during any fiscal year pursuant to Section 9.07(a), this clause

   (b)(i) and clause (b)(ii) below exceed 130% of the permitted Capital Expenditure amount for such fiscal year as set forth in
   Section 9.07(a) (before giving effect to any reduction in such amount pursuant to clause (b)(ii) below as a result of Capital Expenditures made pursuant to clause (b)(ii) below).

             (ii) In addition to the foregoing, commencing in the Borrower's fiscal year beginning November 2, 1997, in the event that Holdings and its Subsidiaries have made Capital Expenditures in any fiscal year pursuant to clauses (a) and (b)(i) above in an amount equal to the maximum amount permitted to be made in such fiscal year pursuant to such clauses and so long as no Default or Event of Default then exists, Holdings and its Subsidiaries may make Capital Expenditures in such fiscal year by utilizing expenditure amounts permitted to be made in the immediately succeeding fiscal year pursuant to clause (a) above and any such Capital Expenditures made pursuant to this clause (b)(ii) in such current fiscal year shall reduce the amount of Capital Expenditures permitted to be made in the immediately succeeding fiscal year, provided that in no event shall the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during any fiscal year pursuant to Section 9.07(a), clause (b)(i) above and this clause (b)(ii) exceed 130% of the permitted Capital Expenditure amount for such fiscal year as set forth in Section 9.07(a) (before giving effect to any reduction in such amount pursuant to this clause (b)(ii) as a result of Capital Expenditures made pursuant to this clause (b)(ii)).

             (c) In addition to the foregoing, the Borrower and it Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale reinvested within 365 days following the date of such Asset Sale to the extent such Net Sale Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(b).

             (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 365 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net Insurance Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d).

             (e) Notwithstanding anything to the contrary contained herein, (i) the aggregate cumulative amount of purchase price with respect to Store Land Properties shall not exceed at any time $25,000,000 minus the aggregate cumulative amount of losses incurred by the Credit Parties after the Effective Date with respect to any Store Land Property acquired after the Effective Date (which losses shall be calculated on or after the date of the sale or other disposition of such Store Land Property as the purchase price of such Store Land Property minus the cash proceeds received by the applicable Credit Party on or before such date of calculation in connection with such sale or other disposition) and (ii) the Borrower and its Subsidiaries shall not acquire any Store Land Properties so long as a Default or Event of Default has occurred and is continuing or would result therefrom.

             9.08 Minimum Fixed Charge Coverage Ratio. Holdings and the Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                  Fiscal Quarter                     Ratio

                  4th Fiscal Quarter, 1997           1.55:1.00

                  1st Fiscal Quarter, 1998           1.55:1.00
                  2nd Fiscal Quarter, 1998           1.55:1.00
                  3rd Fiscal Quarter, 1998           1.55:1.00
                  4th Fiscal Quarter, 1998           1.55:1.00

                  1st Fiscal Quarter, 1999           1.60:1.00
                  2nd Fiscal Quarter, 1999           1.60:1.00
                  3rd Fiscal Quarter, 1999           1.65:1.00
                  4th Fiscal Quarter, 1999           1.65:1.00

                  1st Fiscal Quarter, 2000           1.65:1.00
                  2nd Fiscal Quarter, 2000           1.65:1.00
                  3rd Fiscal Quarter, 2000           1.70:1.00
                  4th Fiscal Quarter, 2000           1.70:1.00

                  1st Fiscal Quarter, 2001           1.70:1.00
                  2nd Fiscal Quarter, 2001           1.70:1.00
                  3rd Fiscal Quarter, 2001           1.75:1.00
                  4th Fiscal Quarter, 2001           1.75:1.00

                  1st Fiscal Quarter, 2002           1.75:1.00
                  2nd Fiscal Quarter, 2002           1.75:1.00
                  3rd Fiscal Quarter, 2002           1.75:1.00
                  4th Fiscal Quarter, 2002           1.75:1.00

                  1st Fiscal Quarter, 2003           1.75:1.00
                  2nd Fiscal Quarter, 2003           1.75:1.00
                  3rd Fiscal Quarter, 2003           1.75:1.00
                  4th Fiscal Quarter, 2003           1.75:1.00

                  1st Fiscal Quarter, 2004           1.75:1.00
                  2nd Fiscal Quarter, 2004           1.75:1.00

             9.09 Maximum Leverage Ratio. Holdings and the Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter of Holdings set forth below to be greater than the ratio set forth opposite such fiscal quarter below:


                  Fiscal Quarter                     Ratio

                  4th Fiscal Quarter, 1997           5.00:1.00

                  1st Fiscal Quarter, 1998           5.00:1.00
                  2nd Fiscal Quarter, 1998           5.00:1.00
                  3rd Fiscal Quarter, 1998           4.75:1.00
                  4th Fiscal Quarter, 1998           4.50:1.00

                  1st Fiscal Quarter, 1999           4.25:1.00
                  2nd Fiscal Quarter, 1999           4.00:1.00
                  3rd Fiscal Quarter, 1999           3.75:1.00
                  4th Fiscal Quarter, 1999           3.50:1.00

                  1st Fiscal Quarter, 2000           3.50:1.00
                  2nd Fiscal Quarter, 2000           3.50:1.00
                  3rd Fiscal Quarter, 2000           3.50:1.00
                  4th Fiscal Quarter, 2000           3.50:1.00

                  1st Fiscal Quarter, 2001           3.50:1.00
                  2nd Fiscal Quarter, 2001           3.50:1.00
                  3rd Fiscal Quarter, 2001           3.50:1.00
                  4th Fiscal Quarter, 2001           3.50:1.00

                  1st Fiscal Quarter, 2002           3.50:1.00
                  2nd Fiscal Quarter, 2002           3.50:1.00
                  3rd Fiscal Quarter, 2002           3.50:1.00
                  4th Fiscal Quarter, 2002           3.50:1.00

                  1st Fiscal Quarter, 2003           3.50:1.00
                  2nd Fiscal Quarter, 2003           3.50:1.00
                  3rd Fiscal Quarter, 2003           3.50:1.00
                  4th Fiscal Quarter, 2003           3.50:1.00

                  1st Fiscal Quarter, 2004           3.50:1.00
                  2nd Fiscal Quarter, 2004           3.50:1.00

             9.10 Minimum Consolidated Net Worth. Holdings and the Borrower will not permit Consolidated Net Worth at any time during a period set forth below to be less than the amount set forth opposite such period below:

                                           Minimum Consolidated
                  Period                         Net Worth

                  4th Fiscal Quarter, 1997       $90,000,000

                  1st Fiscal Quarter, 1998       $90,000,000
                  2nd Fiscal Quarter, 1998       $90,000,000
                  3rd Fiscal Quarter, 1998       $95,000,000
                  4th Fiscal Quarter, 1998      $100,000,000

                  1st Fiscal Quarter, 1999      $105,000,000
                  2nd Fiscal Quarter, 1999      $110,000,000
                  3rd Fiscal Quarter, 1999      $120,000,000
                  4th Fiscal Quarter, 1999      $130,000,000

                  1st Fiscal Quarter, 2000      $140,000,000
                  2nd Fiscal Quarter, 2000      $150,000,000
                  3rd Fiscal Quarter, 2000      $160,000,000
                  4th Fiscal Quarter, 2000      $170,000,000

                  1st Fiscal Quarter, 2001      $185,000,000
                  2nd Fiscal Quarter, 2001      $195,000,000
                  3rd Fiscal Quarter, 2001      $210,000,000
                  4th Fiscal Quarter, 2001      $225,000,000

                  1st Fiscal Quarter, 2002      $240,000,000
                  2nd Fiscal Quarter, 2002      $255,000,000
                  3rd Fiscal Quarter, 2002      $275,000,000
                  4th Fiscal Quarter, 2002      $290,000,000

                  1st Fiscal Quarter, 2003      $305,000,000
                  2nd Fiscal Quarter, 2003      $325,000,000
                  3rd Fiscal Quarter, 2003      $350,000,000
                  4th Fiscal Quarter, 2003      $370,000,000

                  1st Fiscal Quarter, 2004      $390,000,000
                  2nd Fiscal Quarter, 2004      $410,000,000

             9.11 Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements. Holdings will not, and will not permit any of its Subsidiaries to:

            (i)   make (or give any notice in respect of) any  voluntary
        or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Senior Subordinated Note other than pursuant to the Senior Subordinated Note Tender Offer, provided that the Borrower may voluntarily or optionally prepay, repurchase or redeem Senior Subordinated Notes so long as no Default or Event of Default then exists or would result therefrom;

           (ii) make (or give any notice in respect of) any prepayment or redemption of any Senior Subordinated Note as a result of any asset sale, change of control or similar event (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due any Senior Subordinated Note);

          (iii) amend, modify or change, or permit the amendment, modification or change of, any provision of any Senior Subordinated Note Document (other than pursuant to the Senior Subordinated Note Indenture Supplement);

           (iv) amend, modify or change, or permit the amendment, modification or change of, any provision of any SL Document if the effect of such amendment, modification or change is to increase the interest rate on any such SL Document, change any dates upon which payments of principal or interest are due thereon, change any of the covenants with respect thereto in a manner which is more restrictive to Holdings or any of its Subsidiaries, change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof, or change any collateral therefor (other than to release such collateral), or if the effect of such amendment, modification or change, together with all other amendments, modifications or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such SL Documents (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or the Banks in any material respect;

            (v) enter into any SL Document after the Effective Date unless such SL Document has been consented to by the Agents or such SL Document is an SL Collateral Document that is subject to the Intercreditor Agreement and is substantially similar to an SL Collateral Document previously consented to by the Agents or, in the case of a lease, is substantially similar to a form of lease previously approved by the Agents;

           (vi) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, if such amendment, modification, change or other action contemplated by this clause
        (vi) could reasonably be expected to be adverse to the interests of the Banks in any material respect;

          (vii) amend, modify or change, or permit the amendment, modification or change of, any provision of any Tax Sharing Agreement or any Management Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreements or any new management or consulting agreement if the effect of any such amendment, modification or change will increase materially the obligations of Holdings or any of its Subsidiaries or confer additional rights on any other party to any such agreement which could reasonably be expected to be adverse to Holdings or any of its Subsidiaries or to the Banks in any material respect; or

         (viii)   so  long  as  any  Senior  Subordinated  Notes  remain
        outstanding, designate any other Indebtedness as "Designated Senior Indebtedness" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture.

             9.12 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distribu-tions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or any Subsidiary of Holdings, (b) make loans or advances to Holdings or any Subsidiary of Holdings or
   (c) transfer any of its properties or assets to Holdings or any Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the SL Documents,
   (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any Subsidiary of Holdings, (v) customary provisions restricting assignment of any licensing agreement or agreements for the provision of services entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01.

             9.13  Limitation   on    Issuance   of    Capital    Stock.
   (a) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock (other than Qualified Holdings Preferred Stock) or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of Holdings or such Subsidiary).

             (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

             9.14 Business. (a) Holdings and its Subsidiaries will not engage in any businesses other than the businesses engaged in by the Borrower and its Subsidiaries as of the Effective Date and rea-sonable extensions thereof and similar and related businesses.

             (b) Notwithstanding the foregoing, Holdings will not engage in any business and will not own any significant assets or have any material liabilities other than its ownership of the capital stock of the Borrower and its temporary ownership of new Subsidiaries created or acquired after the date hereof in accordance with the terms of this Agreement and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, provided that Holdings may engage in those activities and have those liabilities that are incidental to (w) its ownership interest in the Borrower and new Subsidiaries created or acquired after the date hereof in accordance with the terms of this Agreement,
   (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

             SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

             10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing or (ii) default, and such default shall continue unremedied for five or more days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

             10.02 Representations, etc. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

             10.03 Covenants. (a) Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i) or 8.08 or Section 9 or
   (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by any Agent or the Required Banks or (b) the SL Lessor shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 4.1 or Section 5 of the SL Lessor Guaranty; or

             10.04 Default Under Other Agreements. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and
   (ii) is at least $10,000,000; or

             10.05 Bankruptcy, etc. Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor, and the petition is not controverted within 20 days, or is not dis-missed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor, or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor commences any other pro-ceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor, or there is commenced against Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) or the SL Lessor for the purpose of effecting any of the foregoing; or

             10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
   (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
   Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole; or

             10.07 Security Documents. At any time after the execution and delivery thereof and prior to the Collateral Release Date, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected first priority security interest in, and Lien on, any significant part of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by
   Section 9.01)); or

             10.08 Guaranty. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except in accordance with the express terms thereof) or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

             10.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any Subsidiary of Holdings involving individually or in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments shall equal or exceed $20,000,000; or

             10.10 Default Under or Relating To SL Documents or SL Lessor Guaranty. (i) The SL Lessor or any other Credit Party shall have failed to pay when due any principal of or interest on or any other obligations under any SL Document beyond the end of any grace period provided therefor; (ii) the SL Lessor or any other Credit Party shall be in breach of, or shall be in default with respect to, any material terms of any SL Document if the effect of such breach or default is to cause, or to permit any SL Lender or the SL Agent to cause any Indebtedness or any Contingent Obligations (as each such term is defined in Annex A to the SL Participation Agreement) thereunder to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligations, as the case may be (including, without limitation, the occurrence and continuation of an Event of Default (as such term is defined in Annex A to the SL Participation Agreement)); (iii) any representation, warranty or statement made (or deemed made) by the SL Lessor in the SL Lessor Guaranty or in connection therewith shall prove to be untrue in any material respect on the date as of which made or deemed made; (iv) the SL Lessor shall have defaulted in the performance of or compliance with any term contained in the SL Lessor Guaranty
   (other than any such term referred to in Section 10.03) and such default shall not have been remedied or waived within 30 days after the receipt by the SL Lessor of notice from the SL Agent or any SL Lender of such default; or (v) any party to the Intercreditor Agreement (other than Administrative Agent) shall be in breach of, or shall be in default with respect to, to any material term of the Intercreditor Agreement; or

             10.11 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses
   (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing here-under and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent pursuant to the Collateral Account Agreement, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

             SECTION 11.  Definitions and Accounting Terms.

             11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

             "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided that neither BTCo, Chase nor any of their Affiliates shall be considered to be an "Affiliate" of Holdings or any of its Subsidiaries.

             "Agent" shall mean and include each of the Administrative Agent and the Syndication Agent.

             "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

             "Applicable Commitment  Commission Percentage"  shall  mean
   (i) for the period from the Effective Date through but not including the first Start Date after the Effective Date, .300% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B),
   (C), (D) or (E) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B),
   (C), (D) or (E) below, as the case may be, is met:

             (A) .300% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.00:100;

             (B) .250% if, by only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1:00 and greater than equal to 3.50:1.00;

             (C) .200% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and greater than or equal to 3.00:1.00;

             (D) .150% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 and greater than or equal to 2.50:1.00; and

             (E) .125% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.00.

   Notwithstanding anything to the contrary contained above in this definition, the Applicable Commitment Commission Percentage shall be .300% at all times when a Default or Event of Default under Section 8.01(a), 8.01(b) or 8.01(e) shall exist.

             "Applicable Eurodollar Rate Margin" shall mean (i) for the period from the Effective Date through but not including the first Start Date after the Effective Date, .875% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C),
   (D) or (E) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C), (D) or (E) below, as the case may be, is met:

             (A) .875% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.00:1.00;

             (B) .750% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and greater than or equal to 3.50:1.00;

             (C) .625% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and greater than or equal to 3.00:1.00;

             (D) .500% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 and greater than or equal to 2.50:1.00; and

             (E) .375% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.50:1.00.

   Notwithstanding anything to the contrary contained above in this definition, the Applicable Eurodollar Rate Margin shall be .875% at all times when a Default or an Event of Default under Section 8.01(a), 8.01(b) or 8.01(e) shall exist.

             "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02 (ii), (iii), (iv), (v), (vi), (xi) and (xii), provided that any sale, transfer or other disposition pursuant to Section 9.02(xii) shall be treated as an Asset Sale in the event that the respective Permitted Sale-Leaseback Transaction occurs more than 365 days after the opening of the related grocery store or purchase of the related equipment.

             "Assignment  and  Assumption   Agreement"  shall  mean   an
   Assignment and Assumption Agreement substantially in the form of Exhibit O (appropriately completed).

             "Bank" shall  mean  each financial  institution  listed  on
   Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 or 13.04(b).

             "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its por-tion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that such Bank does not intend to comply with its obligations under
   Section 1.01(a), 1.01(c) or  2, in the case  of either clause (i)  or
   (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

             "Bank Refinancing" shall mean, collectively, the repayment in full of the Existing Credit Agreement, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith, and the termination of all commitments thereunder.

             "Bankruptcy  Code"  shall  have  the  meaning  provided  in
   Section 10.05.

             "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.
             "Base Rate Loan"  shall mean  (i) each  Swingline Loan  and
   (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

             "BDI" shall mean Blackhawk Developments, Inc. (formerly known as Dodi Developments, Inc.), a Delaware corporation.

             "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

             "Borrower Pledge Agreement" shall have the meaning provided in Section 5.11.

             "Borrower  Security  Agreement"  shall  have  the   meaning
   provided in Section 5.12.

             "Borrower Trademark Security Agreement" shall have the meaning provided in Section 5.13.

             "Borrowing" shall mean (i) the borrowing of Swingline Loans from the Swingline Bank on a given date and (ii) the borrowing of one Type of Revolving Loan from all the Banks on a given date (or re-sulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

             "BPI" shall mean Blackhawk Properties, Inc. (formerly known as Dodi Properties, Inc.), a Delaware corporation.

             "BTCo" shall mean Bankers Trust Company, in its  individual
   capacity,  and   any  successor   corporation  thereto   by   merger,
   consolidation or otherwise.

             "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York or Chicago, Illinois, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and
   (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

             "Capital Expenditures" shall mean, for any period, an amount equal to (i) the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that are included in "property, plant or equipment" or comparable items reflected in the consolidated balance sheet of Holdings and its Subsidiaries, plus (b) to the extent not covered by clause (i)(a) of this definition, the aggregate of all expenditures by Holdings and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes Subsidiary of Holdings, plus (c) to the extent the purchase price thereof has been deducted from "Capital Expenditures" during such period or any prior period pursuant to clause (ii)(a)(2) below, the aggregate purchase price of any Store Land Property for which a notice has been given during such period pursuant to clause (b) of the proviso in the definition of "Store Land Property", minus (ii) the sum of (a) all Capital Expenditures (as defined in clause (i) above) constituting
   (1) Development Investments permitted under Section 9.05(xiv) or (2) the purchase price of Store Land Properties constituting undeveloped land or land with improvements thereon existing as of the date of acquisition thereof permitted under Section 9.07, (b) the proceeds of Indebtedness permitted under Section 9.04(iv), and (c) an amount equal to the proceeds received by the Borrower or any of its Subsidiaries from a Permitted Sale-Leaseback Transaction so long as such transaction occurs within 365 days of the completion of the respective store and to the extent prior expenditures, up to an equivalent amount for the asset so sold and leased back, constituted Capital Expenditures (as defined above), provided that, with respect to the Borrower and its Subsidiaries, expenditures made by any such Person pursuant to the exercise of the purchase option in the SL Documents and applied to prepay amounts due thereunder shall not constitute Capital Expenditures.

             "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

             "Capital Lease" shall mean, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee which, under generally accepted accounting principles, is required to be accounted for as a capital lease on the books of such Person.

             "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than one year from the date of acquisition by such Person,
   (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incor-porated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (v) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

             "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale or pursuant to a receivable or otherwise, other than (in each case) the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

             "CERCLA"  shall   mean  the   Comprehensive   Environmental
   Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. S 9601 et seq.

             "Change of Control" shall mean (i) any Person or "group" (within the meaning of Section 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Effective Date), other than the Permitted Holders, shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock unless the Permitted Holders have, at such time, the ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings and the Permitted Holders also own a greater percentage on a fully diluted basis of the economic interests in Holdings' capital stock than such other Person or "group" or (B) obtained the power (whether or not exercised) to elect a majority of Holdings' directors, (ii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors, (iii) Holdings shall cease to own 100% of the economic and voting interest in the Borrower's capital stock, or (iv) so long as any Senior Subordinated Notes remain outstanding, a "Change of Control" under (and as defined in) the Senior Subordinated Note Indenture shall occur.

             "Chase"  shall  mean  The  Chase  Manhattan  Bank,  in  its
   individual  capacity,   and   any  successor   thereto   by   merger,
   consolidation or otherwise.

             "Co-Arrangers" shall mean BTCo and Chase Securities Inc., each in its capacity as Co-Arranger for the Banks hereunder.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

             "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledged Collateral, all Security Agreement Collateral, all Trademark Agreement Collateral, the Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

             "Collateral Account Agreement" shall have the meaning provided in Section 5.14.

             "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

             "Collateral Release Conditions" shall have the meaning provided in Section 8.15.

             "Collateral Release Date" shall have the meaning provided in Section 8.15.

             "Commitment Commission" shall have the meaning set forth in
   Section 3.01.

             "Consolidated Cash Interest  Expense" shall  mean, for  any period, Consolidated Interest Expense for such period net of any interest income received in cash by Holdings or any of its Subsidiaries for such period, but excluding, however, any interest expense not payable in cash for such period (including amortization of discounts and amortization of debt issuance cost).

             "Consolidated EBITDA" shall mean, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period and (v) all other non-cash items (including, without limitation, the non-cash charges for the write-down or write-off of inventory, property, equipment, goodwill and other assets in connection with the Borrower's conversion of its Omni stores) that were deducted in arriving at Consolidated Net Income for such period less other non-cash items that were included in arriving at Consolidated Net Income for such period, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries.

             "Consolidated Fixed Charges" shall mean, for any period, the sum of, without duplication, (i) Consolidated Cash Interest Expense for such period, (ii) Consolidated Rental Payments for such period and (iii) the scheduled principal amount of all amortization payments on all Indebtedness of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period).

             "Consolidated Indebtedness" shall mean, at any time, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis at such time.

             "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidi-aries for such period (calculated without regard to any limitations on the payment thereof) net of any interest income received by Holdings and its Subsidiaries for such period plus, without dupli-cation, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period and the amount of all commissions, discounts and other fees and charges owed with respect of letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements of Holdings or any of its Subsidiaries for such period; provided that the amortization of deferred financing costs with respect to this Agreement and the Existing Credit Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

             "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (and after deductions for minority interests), provided that (i) the net income of any other Person which is not a Subsidiary of Holdings (including any Unrestricted Subsidiary) or is accounted for by Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to Holdings or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of Holdings (other than the Borrower) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary,
   (iii) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries shall (in each case) be excluded, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan shall be excluded and (v) (to the extent not included in clauses
   (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses shall (in each case) be excluded.

             "Consolidated Net Worth" shall mean, at any time, the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Holdings and its Subsidiaries at such time.

             "Consolidated Rental Payments" shall mean, for any period, the aggregate amount of all rents paid or payable by Holdings and its Subsidiaries during such period under all Operating Leases to which Holdings or any of its Subsidiaries is a party as lessee (net of sublease income) as determined on a consolidated basis.

             "Contingent Obligation" shall mean,  as to any Person,  any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
   (i) to purchase any such primary obligation or any property consti-tuting direct or indirect security therefor, (ii) to advance or sup-ply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

             "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

             "Covered Real Property" shall have the meaning provided  in
   Section 8.13.

             "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty, each Security Document and the SL Lessor Guaranty.

             "Credit Event" shall mean the making of any Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of any Letter of Credit.

             "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor and any Land Trust (but not any Land Trustee, except solely in its capacity as trustee of a Land Trust); provided that, for purposes of Sections 9.01(xvii), 10.02., 10.03, 10.07, 10.08, 12 and 13, the term "Credit Party" shall also include the SL Lessor.

             "Cumulative Consolidated Net Income" shall mean, at any time for the determination thereof, Consolidated Net Income for the period (taken as one accounting period) commencing on November 2, 1997 and ending on the last day of the most recently ended fiscal quarter of Holdings.

             "Cumulative Income Amount" shall mean, at any time for the determination thereof, (i) the product of (A) 0.50 multiplied by (B) Cumulative Consolidated Net Income at such time minus (ii) the aggregate amount of cash Dividends theretofore paid or stock repurchases made pursuant to Section 9.03(viii), it being understood that the Cumulative Income Amount shall be reduced at the time of, and after giving effect to, the events described in this clause (ii).

             "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

             "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

             "Deferred Trade Payables" shall mean promissory notes (whether interest bearing or non-interest bearing) executed by Holdings or any of its Subsidiaries in favor of such entity's suppliers to finance the purchase price and delivery costs of inventory in connection with such entity's opening or acquisition of new stores or remodeling of existing stores.

             "Developer" shall mean any Person which owns, leases or otherwise controls or intends to acquire an interest in a Development Site.

             "Development Investment" shall mean (a) a loan by the Borrower or a Subsidiary of the Borrower to a Developer, the proceeds of which are to be used to finance a Development Project of such Developer, (b) a cash contribution by the Borrower or a Subsidiary of the Borrower to the capital of a Developer, the proceeds of which are to be used to finance a Development Project of such Developer, or (c) a contribution by the Borrower or a Subsidiary of the Borrower to the capital of a Developer of an interest of the Borrower or such Subsidiary in a Development Site. The amount of any Development Investment shall be the amount of cash loaned or contributed to a Developer for the purpose specified above or the fair market value of the interest of a Development Site contributed to the capital of a Developer, which fair market value shall be determined, without regard to the proposed investment, at the time of such contribution in good faith by the Borrower in each case minus the amount of cash received by the Borrower or any of its Subsidiaries in repayment of or in return of capital in such Development Investment.

             "Development Project" shall mean a project for the development by or at the direction of a Developer of a Development Site, including the construction, remodeling, expansion or renovation of a store thereon, which store is to be leased to and operated by the Borrower or one of its Subsidiaries.

             "Development Site" shall mean real property which is identified by the Borrower or one of its Subsidiaries as the intended location for a store or a shopping center and related improvements to be constructed, remodeled, expanded or renovated by or at the direction of the Developer thereof, which in each case shall include a store intended to be leased to and operated by the Borrower or one of its Subsidiaries.

             "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person or rights, warrants or options to purchase common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstand-ing on or after the Effective Date (or any rights, options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any rights, options or warrants issued by such Person with respect to its capital stock).

             "Documents" shall mean the Credit Documents, the Senior Subordinated Note Tender Offer Documents, the Senior Subordinated Note Consent Solicitation Documents and the SL Documents.

             "Dollars"  and  the  sign   "$"  shall  each  mean   freely
   transferable lawful money of the United States.

             "Drawing"  shall  have  the  meaning  provided  in  Section
   2.05(b).

             "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co.

             "Effective Date" shall have the meaning provided in Section
   13.10.

             "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

             "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

             "Environmental Claims" shall mean any and all adminis-trative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

             "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative inter-pretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. S 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. S 2601 et seq.; the Clean Air Act, 42 U.S.C. S 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. S 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. S 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. S 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. S 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. S 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

             "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

             "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

             "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Loan, (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

             "Event of  Default"  shall  have the  meaning  provided  in
   Section 10.

             "Excluded Properties" shall mean, as of any date, so long as no Default or Event of Default then exists, any interest in any Real Property (excluding any fee interest in Real Property on which the Collateral Agent shall have been granted a Lien in accordance with the terms hereof and excluding any Replacement Properties) acquired or constructed by the Borrower or any of its Subsidiaries after the Effective Date for an aggregate purchase price not exceeding $20,000,000 for any such Real Property.

             "Existing Credit Agreement" shall mean the Credit Agreement, dated as of November 1, 1996, among Holdings, the Borrower, the lenders party thereto, BTCo, as administrative agent, Chase, as syndication agent, and BTCo and Chase, as arrangers, as such Credit Agreement is in effect on the Effective Date.

             "Existing Indebtedness" shall have the meaning provided  in
   Section 7.21.

             "Existing  Letters  of  Credit"  shall  have  the   meaning
   provided in Section 2.01(a).

             "Facing Fee"  shall have  the meaning  provided in  Section
   3.01(c).

             "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so pub-lished for any day which is a Business Day, the average of the quota-tions for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

             "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

             "Final Maturity Date" shall mean April 28, 2004.

             "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) the sum of Consolidated EBITDA plus Consolidated Rental Payments for such period to (y) Consolidated Fixed Charges for such period.

             "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Syndication Agent, the Collateral Agent, each Co-Arranger, each Issuing Bank, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

             "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Banks, the Administrative Agent, the Syndication Agent, each Co-Arranger, each Issuing Bank and the Collateral Agent now existing or hereafter incurred under, arising out of or in con-nection with this Agreement or any other Credit Document and the due performance and compliance by the Borrower with all the terms, con-ditions and agreements contained in the Credit Documents and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

             "Guarantor" shall mean Holdings, each Subsidiary Guarantor and the SL Lessor.

             "Guaranty" shall mean and include the Holdings Guaranty, the Subsidiaries Guaranty and the SL Lessor Guaranty.

             "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of poly-chlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic sub-stances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and
   (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

             "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

             "Holdings Common Stock" shall mean the common stock of Holdings, par value $0.01 per share and the Class B common stock of Holdings, par value $0.01 per share.

             "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to Section 14.

             "Holdings Pledge Agreement" shall have the meaning provided in Section 5.11.

             "Holdings Preferred Stock" shall mean the preferred stock of Holdings, par value $0.01 per share.

             "Holdings  Security  Agreement"  shall  have  the   meaning
   provided in Section 5.12.

             "Holdings Tax Sharing Agreement" shall mean that certain Tax Sharing Agreement, dated as of March 22, 1995, among Holdings and certain of its Subsidiaries as in effect on the Effective Date and as the same may be amended or modified from time to time in accordance with the terms thereof and hereof.

             "Immaterial Subsidiary" shall mean any Subsidiary of the Borrower that does not have assets with a fair market value of $5,000,000 or more or has not had revenues of $5,000,000 or more for the Test Period then most recently ended.

             "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations,
   (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwith-standing the foregoing, Indebtedness shall not include trade payables (other than Deferred Trade Payables) and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

             "Intercompany Loan" shall mean any loan or advance between or among Holdings and its Subsidiaries.

             "Intercompany Note" shall mean a promissory note, in the form of Exhibit P or such other form as may be reasonably acceptable to the Administrative Agent, in either case evidencing Intercompany Loans.

             "Intercreditor Agreement" shall have the meaning provided in Section 5.18.

             "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

             "Interest  Period"  shall  have  the  meaning  provided  in
   Section 1.09.

             "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

             "Investments" shall have  the meaning  provided in  Section
   9.05.

             "Issuing Bank" shall mean BTCo, Chase and any other Bank which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

             "Land Trust" shall mean each land trust of which one or more Credit Parties are the sole beneficiaries and which land trust is party to a Credit Document.

             "Land Trustee" shall mean the trustee of any Land Trust.

             "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations,
   (ii) obligations of the Borrower or any of its Subsidiaries with respect to industrial revenue or development bonds or financings,
   (iii) obligations of the Borrower or any of its Subsidiaries with respect to leases, (iv) performance, payment, deposit or surety obligations of the Borrower or any of its Subsidiaries in accordance with custom and practice in the industry and (v) such other obliga-tions of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

             "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

             "Lessee" shall have the meaning provided in Section 8.13.

             "Letter of  Credit"  shall  have the  meaning  provided  in
   Section 2.01(a).

             "Letter of Credit Fee" shall  have the meaning provided  in
   Section 3.01(b).

             "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

             "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

             "Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Indebtedness at such time to (y) Consolidated EBITDA for the Test Period then most recently ended.

             "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

             "Loan" shall mean  each Revolving Loan  and each  Swingline
   Loan.

             "Management Agreements" shall have the meaning provided  in
   Section 5.05.

             "Mandatory Borrowing" shall  have the  meaning provided  in
   Section 1.01(c).

             "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(a) or (b), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(a) or (b), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered to Section 8.01(a) or (b), as the case may be.

             "Margin  Stock"  shall   have  the   meaning  provided   in
   Regulation U.

             "Maximum Swingline Amount" shall mean $50,000,000.

             "Minimum Borrowing Amount" shall mean (i) for Revolving Loans that are maintained as Eurodollar Loans, $5,000,000, (ii) for Revolving Loans that are maintained as Base Rate Loans, $2,000,000 (or $1,000,000 to the extent that such Base Rate Loans are made pursuant to Section 2.05(a)) and (iii) for Swingline Loans, $250,000.

             "Moody's" shall mean Moody's Investors Service, Inc.

             "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

             "Mortgage Policies"  shall  have the  meaning  provided  in
   Section 5.16.

             "Mortgaged  Property"  shall  mean  each  parcel  of   Real
   Property owned or leased by any Credit Party which is encumbered by a Mortgage.

             "NAIC" shall mean the National Association of Insurance Commissioners.

             "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

             "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

             "Net Reversion Amount" shall mean, for any return to Holdings or any of its Subsidiaries of any surplus assets of any Pension Plan of Holdings or any of its Subsidiaries, the cash proceeds of such return, net of costs incurred in connection with obtaining such return and the incremental taxes paid or payable as a result thereof.

             "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes (including income taxes) paid or payable as a result of such Asset Sale.

             "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

             "Note" shall  mean each  Revolving Note  and the  Swingline
   Note.

             "Notice of Borrowing"  shall have the  meaning provided  in
   Section 1.03(a).

             "Notice of Conversion" shall  have the meaning provided  in
   Section 1.06.

             "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006,
   Attention: Chris DiBiase or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

             "Obligations" shall mean all amounts owing to the Administrative Agent, the Syndication Agent, the Collateral Agent, any Co-Arranger, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

             "Operating Lease" shall mean, with respect to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease, other than any such lease under which such Person is the lessor.

             "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

             "Participant" shall have  the meaning  provided in  Section
   2.04(a).

             "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

             "Pension Plan" shall mean any Plan (including, for this purpose, any "employee benefit plan" as defined in Section 3(3) of ERISA), other than a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), which is subject to Section 412 of the Code or
   Section 302 of ERISA.

             "Permitted Encumbrance" shall mean, with respect to (i) any fee-owned Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agents in their reasonable discretion and (ii) any Leasehold Mortgaged Property, such exceptions to title as were disclosed by any search of title previously provided to and approved by the Administrative Agent.

             "Permitted Holders" shall mean (i) Yucaipa or any entity controlled thereby or any of the partners thereof, (ii) Apollo Advisors, L.P. or any entity controlled thereby or (iii) any of the Permitted Transferees of any Person described in preceding clauses
   (i) and (ii);

             "Permitted  Liens"  shall  have  the  meaning  provided  in
   Section 9.01.

             "Permitted Sale-Leaseback Transaction" shall mean any sale by the Borrower or any of its Subsidiaries of a grocery store (including equipment therein acquired after November 1, 1996) open or acquired after November 1, 1996, and grocery store equipment, warehouse equipment, distribution equipment and office equipment, in each case acquired after November 1, 1996, in connection with the concurrent lease-back of such assets so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale and leaseback transaction is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be) (iii) the total consideration received by the Borrower or such Subsidiary in connection with each such sale and leaseback transaction is cash and is paid at the time of the closing thereof, and (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(b) and the definition of Asset Sale.

             "Permitted Transferees" shall mean, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any capital stock of Holdings.

             "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

             "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

             "Pledge Agreements" shall mean and include the Holdings Pledge Agreement, the Borrower Pledge Agreement and each of the Subsidiary Pledge Agreements.

             "Pledged Collateral" shall mean all of the respective "Pledged Collateral" as defined in each Pledge Agreement.

             "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

             "Projections" shall mean the projections attached hereto as
   Schedule VII which were prepared by Holdings for the period ending on the last day of Holdings fiscal year 2003.

             "Qualified Holdings Preferred Stock" shall mean any preferred stock of Holdings so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before December 31, 2004, (ii) do not require the cash payment of dividends,
   (iii) do not contain any covenants, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, or liquidations involving Holdings, and (v) are otherwise reasonably satisfactory to the Agents.

             "Quarterly Payment Date" shall mean each February 28, May 31, August 31 and November 30.

             "Rating Agencies"  shall  mean  S&P,  Moody's  and  Duff  &
   Phelps.

             "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. S 6901 et seq.

             "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, buildings, improvements and fixtures, including Leaseholds.

             "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

             "Register" shall  have  the  meaning  provided  in  Section
   13.15.

             "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

             "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

             "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

             "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

             "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

             "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

             "Replaced  Bank"  shall  have   the  meaning  provided   in
   Section 1.13.

             "Replaced Property"  shall  have the  meaning  provided  in
   Section 8.14.

             "Replacement Bank"  shall  have  the  meaning  provided  in
   Section 1.13.

             "Replacement Property" shall mean any Real Property which is designated by the Borrower as a "Replacement Property" in accordance with Section 8.13.

             "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

             "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

             "Revolving Loan" shall have the meaning provided in Section
   1.01(a).

             "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be
   (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

             "Revolving Note" shall have the meaning provided in Section
   1.05(a).

             "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

             "SEC" shall have the meaning provided in Section 8.01(g).

             "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

             "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

             "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

             "Securities  Exchange  Act"   shall  mean  the   Securities
   Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

             "Security Agreements" shall mean  and include the  Holdings
   Security  Agreement,  the   Borrower  Security   Agreement  and   the
   Subsidiary Security Agreement.

             "Security Agreement Collateral" shall mean all of the respective "Collateral" as defined in each Security Agreement.

             "Security Documents" shall mean each Security Agreement, each Trademark Security Agreement, each Pledge Agreement, each Mortgage, the Intercreditor Agreement, any SL Lessor Collateral Documents delivered by the SL Lessor to the Collateral Agent and/or the SL Agent in order to grant to the Banks Liens in real, personal or mixed property of the SL Lessor as security for the Guaranteed Obligations (as such term is defined in the SL Lessor Guaranty).

             "Senior Subordinated Notes" shall mean the Borrower's 10-7/8% Senior Subordinated Notes due 2005 issued pursuant to the Senior Subordinated Note Indenture.

             "Senior Subordinated Note Consent" shall mean each written consent permitting the Borrower to enter into the Senior Subordinated
   Note Indenture Supplement from a holder of one or more Senior Subordinated Notes outstanding on the record date for determining those holders entitled to consent to such Senior Subordinated Note Indenture Supplement.

             "Senior Subordinated Note Consent Solicitation" shall mean the solicitation of Senior Subordinated Note Consents to amend the Senior Subordinated Note Indenture performed by or on behalf of the Borrower simultaneously with the Senior Subordinated Note Tender Offer.

             "Senior Subordinated Note Consent Solicitation Documents" shall mean each of the documents distributed to holders of the Senior Subordinated Notes or otherwise entered into by the Borrower or any of such holders in connection with the consummation of the Senior Subordinated Note Consent Solicitation, including, without limitation, the Senior Subordinated Note Consents and the Senior Subordinated Note Indenture Supplement.

             "Senior Subordinated Note Documents" shall mean and include each of the documents and other agreements (including, without limitation, the Senior Subordinated Note Indenture and the Senior Subordinated Note Indenture Supplement) governing or evidencing the Senior Subordinated Notes, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

             "Senior  Subordinated  Note   Indenture"  shall  mean   the
   Indenture, dated as of May 4, 1995, among the Borrower, the subsidiary guarantors party thereto and the Senior Subordinated Note Indenture Trustee, as in effect on the Effective Date.

             "Senior Subordinated Note Indenture Supplement" shall mean the Supplemental Indenture to the Senior Subordinated Note Indenture entered into by the Borrower, the subsidiary guarantors party thereto and the Senior Subordinated Note Indenture Trustee in connection with the Senior Subordinated Note Consent Solicitation.

             "Senior Subordinated Note Indenture Trustee" shall mean the United States Trust Company of New York.

             "Senior Subordinated Note Tender Offer" shall mean the offer by the Borrower to purchase for cash any and all of the Senior Subordinated Notes, the foregoing to be effected pursuant to the Senior Subordinated Note Tender Offer Documents.

             "Senior Subordinated Note Tender Offer Documents" shall mean the offer to purchase distributed by the Borrower in connection with the Senior Subordinated Note Tender Offer, and all amendments and exhibits thereto, and all documents related to any of the foregoing filed with the SEC or distributed to the holders (or representatives) of the Senior Subordinated Notes in connection with the Senior Subordinated Note Tender Offer.

             "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

             "SL Agent" shall mean The Chase Manhattan Bank, in its capacity as agent for the lenders under the SL Credit Agreement and the other SL Documents.

             "SL Collateral Documents" shall mean and include those SL Documents which are security agreements, pledge agreements, mortgages, deeds of trust, assignment agreements and documents and other collateral documents (including, without limitation, the SL Lessor Collateral Documents) delivered by the SL Lessor or any Credit Party to the SL Lenders, the SL Agent, the SL Lessor, the Collateral Agent or any Bank in order to grant to the SL Lenders, the Banks and/or the other Secured Creditors Liens in any property of the SL Lessor or any Credit Party.

             "SL Credit Agreement" shall mean that certain Credit Agreement, dated as of August 19, 1997, among the SL Lessor, the SL Lenders and the SL Agent.

             "SL Documents" shall mean and include the SL Participation Agreement and each of the other Operative Agreements (as such term is defined in Annex A to the SL Participation Agreement) as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

             "SL Guaranty" shall mean that certain Guaranty, dated as of August 19, 1997, made by Holdings, the Borrower and the other guarantors signatories thereto in favor of the SL Agent for the SL Lenders as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

             "SL Lenders" shall mean the several banks and other financial institutions from time to time party to the SL Credit Agreement.

             "SL Lessor" shall mean The Dominick's Realty Trust 1997, a Delaware business trust.

             "SL Lessor Collateral Documents" shall mean and include those SL Collateral Documents from time to time entered into by the SL Lessor or in any way relating to collateral granted by the SL Lessor including, without limitation, (i) mortgages, deeds of trust or security agreements, as applicable, on the SL Properties and personal properties relating thereto, (ii) an assignment of the Agency Agreement and the Construction Contract (as each such term is defined in Annex A to the SL Participation Agreement) and (iii) an assignment of the Lease or any Lease Supplement (as each such term is defined in Annex A to the SL Participation Agreement).

             "SL Lessor  Guaranty" shall  have the  meaning provided  in
   Section 5.17.

             "SL Participation Agreement" shall mean that certain Participation Agreement, dated as of August 19, 1997, among the Borrower, the SL Lessor, Wilmington Trust Company, the SL Agent, the SL Lenders and the investors in the SL Lessor as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

             "SL Properties" shall have the meaning given to the term "Properties" in Annex A to the SL Participation Agreement.

             "Start Date"    shall  mean, with  respect  to  any  Margin
   Reduction Period, the first day of such Margin Reduction Period.

             "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

             "Store Land  Property"  shall  mean any  Real  Property  in
   Illinois, Indiana or Wisconsin acquired after the Effective Date by the Borrower or any Subsidiary of the Borrower in the form of undeveloped land or land with improvements thereon existing as of the date of acquisition (i) which is identified in good faith by the chief financial officer of the Borrower and evidenced by a certificate of such officer of the Borrower at the time of acquisition thereof as the intended location for a grocery store or other facility to be constructed for and owned and operated by the
   Borrower or one of its Subsidiaries within five years of the effective date of acquisition thereof and (ii) with respect to which the Borrower gives notice to the Administrative Agent in accordance with Section 8.01(e)(iii); provided that any such Store Land Property shall no longer be a "Store Land Property" (a) on the date of sale by the Borrower or any of its Subsidiaries (other than to any Credit Party or any other Affiliate) of any Store Land Property consisting of undeveloped land or land with improvements thereon existing as of the date of acquisition or (b) if the Borrower or any of its Subsidiaries constructs a grocery store or other facility thereon, then on the date (which date shall be the first date after the completion of the grocery store or other facility on which the Borrower is required to deliver to the Administrative Agent and the Banks financial statements pursuant to Section 8.01) that the Borrower gives a written notice to the Administrative Agent indicating that the Borrower shall on and after such date include the aggregate purchase price incurred in connection with the acquisition of such Store Land Property as "Capital Expenditures" pursuant to the definition thereof (it being understood that such aggregate purchase price shall be deemed to be Capital Expenditures incurred during the fiscal year in which such notice is given). A Store Land Property shall continue to be a "Store Land Property" hereunder whether or not such Real Property continues to be undeveloped land or land with improvements thereon existing as of the date of acquisition and whether or not such Real Property continues to be owned by a Credit Party and such Store Land Property shall no longer be a "Store Land Property" only if the conditions set forth in clause (a) or clause
   (b) in the immediately preceding sentence are satisfied. The purchase price with respect to any Store Land Property shall be the amount paid (whether paid in cash or other consideration) for such Store Land Property.

             "Subsidiaries Guaranty" shall have the meaning provided  in
   Section 5.15.

             "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings or any of its other Subsidiaries for purposes of this Agreement.

             "Subsidiary Guarantor" shall mean (i) each Subsidiary of the Borrower on the Effective Date (other than BDI and BPI so long as such Persons constitute Immaterial Subsidiaries) and (ii) each Subsidiary of the Borrower created or acquired after the Effective Date (other than an Immaterial Subsidiary). At such time as an Immaterial Subsidiary (including BDI and BPI) ceases to constitute an Immaterial Subsidiary, such Person shall promptly take all of the action required to be taken pursuant to Section 8.12 and from and after such time such Person shall constitute a Subsidiary Guarantor.

             "Subsidiary  Pledge  Agreement"  shall  have  the   meaning
   provided in Section 5.11.

             "Subsidiary Security Agreement" shall have the meaning provided in Section 5.12.

             "Subsidiary Trademark Security Agreement" shall have the meaning provided in Section 5.13.

             "Subsidiaries Guaranty" shall have the meaning provided  in
   Section 5.15.

             "Swingline Bank" shall mean BTCo.

             "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Final Maturity Date.

             "Swingline Loan" shall have the meaning provided in Section
   1.01(b).

             "Swingline Note" shall have the meaning provided in Section
   1.05(a).

             "S&P" shall mean Standard & Poor's Ratings Group.

             "Syndication Agent" shall mean Chase.

             "Tax Sharing Agreements" shall have the meaning provided in
   Section 5.05.

             "Taxes" shall have the meaning provided in Section 4.04(a).

             "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

             "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

             "Title Insurance Policies" shall mean ALTA loan title insurance policies issued by a title insurance company reasonably satisfactory to the Agents in the amounts reasonably satisfactory to the Agents with respect to any particular Real Property subject to a Mortgage, assuring the Agents that the applicable Mortgage creates a valid and enforceable first priority lien on the respective Real Property subject to such Mortgage, free and clear of all defects and encumbrances, except Permitted Liens, which Title Insurance Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and shall include endorsements for any matters that any Agent may reasonably request and for future advances under this Agreement, the Notes and the other Credit Documents, and shall provide for affirmative insurance and such reinsurance as any Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agents.

             "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

             "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then out-standing plus the then aggregate amount of all Letter of Credit Outstandings.

             "Trademark Security Agreements" shall mean and include the Borrower Trademark Security Agreement and the Subsidiary Trademark Security Agreement.

             "Trademark Collateral" shall mean all of the respective "Collateral" as defined in each Trademark Security Agreement.

             "Transaction" shall mean, collectively, (i) the Bank Refinancing, (ii) the Senior Subordinated Note Tender Offer, (iii) the Senior Subordinated Note Consent Solicitation, (iv) the entering into of one or more amendments to the SL Documents and (v) the occurrence of the Effective Date and the incurrence of Loans on the Effective Date.

             "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

             "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

             "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

             "United States" and "U.S." shall each mean the United States of America.

             "Unpaid Drawing"  shall have  the meaning  provided for  in
   Section 2.05(a).

             "Unrestricted Subsidiary" shall mean any Subsidiary of  the
   Borrower that is acquired or created after the Effective Date and is designated by the Borrower at the time of the acquisition or creation thereof as an Unrestricted Subsidiary hereunder by written notice to the Agents and shall include any Subsidiary of such Unrestricted Subsidiary; provided that the Borrower shall only be permitted to designate a Subsidiary as an Unrestricted Subsidiary so long as (i) no Default or Event of Default then exists or would result therefrom,
   (ii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Holdings or any of its Subsidiaries) through cash Investments as permitted by, and in compliance with, Section 9.05(xvii), (iii) such Unrestricted Subsidiary does not (and shall not) own any capital stock of or other equity interests in, or have any Lien on any property of, Holdings or any Subsidiary of Holdings other than a Subsidiary of the Unrestricted Subsidiary, (iv) any Indebtedness or other obligations of such Unrestricted Subsidiary is (and remains) non-recourse to Holdings or any of its other Subsidiaries and (v) the Borrower delivers a certificate of its president, chief financial officer or treasurer to the Agents certifying compliance with preceding clauses (i) through (iv). Notwithstanding the foregoing, the Borrower may designate any Unrestricted Subsidiary of the Borrower to be a Subsidiary of the Borrower if, but only if, (x) no Default or Event of Default then exists or would result therefrom, and with any Indebtedness, Liens, Investments and/or Capital Expenditures incurred, assumed, created, issued and/or made by such Unrestricted Subsidiary being deemed to have been so incurred, assumed, created, issued and/or made at the time of such designation, (y) based on calculations made by the Borrower on a pro forma basis after giving effect to such designation, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may
   be) prior to the date of the respective designation, pursuant to the financial covenants contained in Sections 9.08, 9.09 and 9.10, inclusive and (z) a written notice of such designation is given to the Agents at the time thereof, which written notice shall be accompanied by a certificate of the president, the chief financial officer or the treasurer of the Borrower certifying (and showing the calculations therefor in reasonable detail) as to the compliance with the preceding clauses (x) and (y).

             "Unutilized Revolving Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

             "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

             "Yucaipa" shall mean The Yucaipa Companies, a California general partnership, or any successor thereto (i) which is an Affiliate of Ronald W. Burkle, (ii) which has been established for the sole purpose of changing the form of The Yucaipa Companies from that of a partnership to that of a limited liability company or such other form acceptable to the Agents in their sole discretion and
   (iii) the form and structure of which has been approved by the Agents in their sole discretion.

             "Yucaipa Management Agreement" shall mean the Management Agreement, dated as of November 1, 1996, among Yucaipa, Holdings and the Borrower, as amended or modified from time to time in accordance with the terms thereof and hereof.

             "Yucaipa Warrant" shall mean Yucaipa's warrant issued to it on March 22, 1995 by Holdings as in effect on the Effective Date and as the same may be amended from time to time thereafter pursuant to the terms hereof and thereof.

             SECTION 12.  The Agents.

             12.01 Appointment. The Banks hereby irrevocably designate BTCo as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include BTCo in its capacity as a Co-Arranger and as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby irrevocably designate Chase as Syndication Agent hereunder (for purposes of this Section 12, the term "Syndication Agent" also shall include Chase Securities Inc. in its capacity as a Co-Arranger) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

             12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither Agent nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; neither Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

             12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank and the holder of each Note, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execu-tion, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry con-cerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

             12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks or all of the Banks, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks or all of the Banks, as applicable; and such Agent shall not incur liability to any Bank by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks or all of the Banks, as applicable.

             12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

             12.06  Indemnification.   To the  extent any  Agent is  not
   reimbursed and indemnified by Holdings or any of its Subsidiaries, the Banks will reimburse and indemnify such Agent in proportion to their respective "percentage" as used in determining the Required Banks (determined as if there were no Defaulting Banks) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or dis-bursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties, if any, hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable to any Person indemnified hereunder for any portion of such liabil-ities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such indemnified Person's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

             12.07 The Agents in Their Individual Capacities. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. The Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consider-ation from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

             12.08 Holders. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

             12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks and, to the extent permitted by applicable law, the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. The Syndication Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving written notice to the Administrative Agent, the Banks and, to the extent permitted by applicable law, the Borrower, and such resignation shall take effect upon the giving of such notice.

             (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed.

             (c)  If a  successor Administrative  Agent shall  not  have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

             (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

             SECTION 13.  Miscellaneous.

             13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and of the Agents' local counsel and consultants) in connection with (x) the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (y) their respective syndication efforts with respect to this Agreement; (ii) after the occurrence of an Event of Default, pay all costs and expenses, including reasonable attorneys' fees (including internal counsel) and costs of settlement, incurred by each of the Agents and each of the Banks in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings; (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such
   Bank) to pay such taxes; and (iv) indemnify each Agent and each Bank, and each of their respective officers, directors, employees, repre-sentatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, trans-portation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

             13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special or trust accounts) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

             13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Bank, at its address specified on
   Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to each Agent and the Borrower shall not be effective until received by such Agent or the Borrower, as the case may be.

             13.04  Benefit of  Agreement; Assignments;  Participations.
   (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or
   (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.
             (b)  Notwithstanding the foregoing, any  Bank (or any  Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment or Revolving Loan Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, of such new Bank and of the existing Banks, (ii) upon the surrender of the relevant Revolving Note by the assigning Bank (or, upon such assigning Bank's indemnifying the Borrower for any lost Revolving Note pursuant to a customary indemnification agreement) a new Revolving Note will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Revolving Note to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default under Section 10.05 then exists, the consent of the Borrower (each of which consents shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
   2.06 or 4.04  from those being  charged by  the respective  assigning

   Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

             (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Revolving Loans and Revolving Note here-under to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Revolving Loans and Revolving Note to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

             13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Collateral Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent, the Collateral Agent, any Issuing Bank or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, the Collateral Agent, any Issuing Bank or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or consti-tute a waiver of the rights of any Agent, the Collateral Agent, any Issuing Bank or any Bank to any other or further action in any circumstances without notice or demand.

             13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

             (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

             (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

             13.07  Calculations;   Computations;   Accounting    Terms.
   (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally ac-cepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, (i) except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a), and (ii) except as expressly provided herein, the financial results of Unrestricted Subsidiaries shall be ignored.

             (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or other Fees are payable.

             13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREE-MENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

             (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

             (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

             13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the
   parties  hereto  shall   be  lodged   with  the   Borrower  and   the
   Administrative Agent.

             13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) Holdings, the Borrower, the Administrative Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met or waived to the reasonable satisfaction of the Agents and the Required Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agents' good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met or waived, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met. The Administrative Agent will give Holdings, the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

             13.11  Headings Descriptive.  The  headings of the  several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

             13.12 Amendment or Waiver; etc. (a) Neither this Agree-ment nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest (other than a waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral under all the Security Documents (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase of the Revolving Loan Commitment of such Bank), (w) without the consent of any Issuing Bank that has outstanding Letters of Credit, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit (it being understood and agreed that to the extent any Issuing Bank does not have any Letters of Credit outstanding but such Issuing Bank does not give its consent to any such amendment, modification or waiver, such issuing Bank may, in its sole discretion, resign from being an Issuing Bank hereunder upon written notice to the Borrower and the Administrative Agent), (x) without the consent of the Swingline Bank, alter the Swingline Bank's rights or obligations with respect to Swingline Loans, (y) without the consent of each Agent, amend, modify or waive any provision of
   Section 12 or any other provision as same relates to the rights or obligations of such Agent, or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

             (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement or any other Credit Document as contemplated by clauses (i) through
   (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and/or repay the outstanding Revolving Loans of such Bank and cash collateralize its applicable RL Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(b) and 4.01(b), provided that, unless the Revolving Loan Commitment that is terminated, and Revolving Loans repaid, pursuant to preceding clause
   (B) are immediately replaced in full at such time through the addi-tion of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to
   Section 13.12(a).

             13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04,
   12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

             13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

             13.15  Register.    The  Borrower  hereby  designates   the
   Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks, the Swingline Loans made by the Swingline Bank and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and
   Revolving  Loans  shall  remain  owing   to  the  transferor.     The
   registration of assignment or transfer of all or part of any Revolving Loan Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note (if any) evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank upon their request of same. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

             13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document provided that any Bank may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Bank, (ii) as may be required or appropri-ate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdic-tion over such Bank or to the NAIC, the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
   (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to any Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Bank, provided that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this
   Section 13.16. In connection with any disclosure by a Bank pursuant to clause (ii) or (iii) of the immediately preceding sentence, such Bank agrees to give the Borrower prior notice of such disclosure to the extent such prior notice is practicable or permitted under the circumstances.

             (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (in-cluding, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this
   Section 13.16 to the same extent as such Bank.

             13.17 Limitation on Additional Amounts, Etc.. Notwithstanding anything to the contrary contained in Sections 1.10, 1.11, 2.06 or 4.04, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
   (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10. 1.11,
   2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10. 1.11, 2.06 or 4.04, as the case may be. This Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.

             SECTION 14.  Holdings Guaranty.

             14.01  Guaranty.   In  order  to  induce  each  Agent,  the
   Collateral Agent, any Issuing Bank and the Banks to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows:
   Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent or the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

             14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally, jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

             14.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by
   (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

             14.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

             14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

             (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

             (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed
       Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

             (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

             (d)  release or  substitute  any  one  or  more  endorsers,
       guarantors,   the  Borrower,  other   Credit  Parties  or   other
       obligors;

             (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in re-spect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

             (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

             (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

             (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

             14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

             14.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instru-ment evidencing any such indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the
   Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

             14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their elec-tion, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

             (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself in-formed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Administrative Agent and the other Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.The

             14.09 Nature of Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings obligations under this Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                         *          *           *

   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

   Address:

                                       DOMINICK'S SUPERMARKETS, INC.
   505 Railroad Avenue
   Northlake, Illinois  60164
   Telephone: (708) 562-2804
   Telecopier:(708) 409-3979           By  /s
   Attention: Chief Financial Officer  Name: Cheryl Murphy
                                       Title:Vice President & Treasurer



                                       DOMINICK'S FINER FOODS, INC.
   505 Railroad Avenue
   Northlake, Illinois  60164
   Telephone: (708) 562-2804
   Telecopier:(708) 409-3979           By /s
   Attention: Chief Financial Officer  Name: Cheryl Murphy
                                       Title:Vice President and Treasurer




                                   BANKERS TRUST COMPANY,
                                   Individually, as Co-Arranger and as
                                   Administrative Agent


                                   By /s
                                   Name: Mary Kay Coyle
                                   Title:Managing Director




                                   THE CHASE MANHATTAN BANK,
                                   Individually and as Syndication Agent


                                   By /s
                                   Name: Ellen Gertzog
                                   Title:Vice President




                                   CHASE SECURITIES INC.,
                                   as Co-Arranger


                                   By /s
                                   Name: Ruth Stritehoff
                                   Title:Managing Director

                                   THE MITSUBISHI TRUST AND BANKING
                                   CORPORATION


                                   By /s
                                   Name: Beatrice Kossodo
                                   Title: Senior Vice President




                                   THE SAKURA BANK, LIMITED, CHICAGO
                                   BRANCH


                                   By /s
                                   Name: Takao Okada
                                   Title: Assitant General Manager




                                   ABN AMRO BANK N.V.


                                   By /s
                                   Name: Douglas R. Elliot
                                   Title: Vice President


                                   By /s
                                   Name: John J. Mack
                                   Title: Vice President




                                   BANQUE PARIBAS


                                   By
                                   Name: Lee Buckner
                                   Title: Managing Director


                                   By /s
                                   Name: Bob Pinkerton
                                   Title: Director

                                   MARINE MIDLAND BANK


                                   By /s
                                   Name: Gina Sidorsky
                                   Title: Authorized Signatory




                                   CREDIT LYONNAIS CHICAGO BRANCH


                                   By /s
                                   Name: Matthew Kirst
                                   Title: Vice President




                                   CAISSE NATIONALE DE CREDIT AGRICOLE


                                   By /s
                                   Name: Dean Balice
                                   Title: Senior Vice President, Branch
                                   Manager and Head of National Banking
                                   Group


                                   By /s
                                   Name: David Bouhl
                                   Title: First Vice President,
                                   Head  of Corporate  Banking Chicago




                                   THE FUJI BANK, LIMITED


                                   By /s
                                   Name: Peter L. Chinnici
                                   Title: Joint General Manager




                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By /s
                                   Name: Paul Rigby
                                   Title: First Vice President

                                   BANK OF SCOTLAND


                                   By /s
                                   Name: Annie Chin Tat
                                   Title: Vice President




                                   COMPAGNIE FINANCIERE DE CIC ET DE
                                   L'UNION EUROPEENE


                                   By /s
                                   Name: Anthony Rock
                                   Title: Vice President




                                   By /s
                                   Name: Sean Mounier
                                   Title: First Vice President




                                   THE SUMITOMO TRUST & BANKING
                                   COMPANY, LTD., NEW YORK BRANCH


                                   By /s
                                   Name: Suraj Bhatia
                                   Title: Senior Vice President




                                   THE TOYO TRUST & BANKING CO., LTD.


                                   By /s
                                   Name: Takashi Mikumo
                                   Title: Vice President




                                   BANK OF MONTREAL


                                   By /s
                                   Name: Dennis Rourke
                                   Title: Director

                                   THE SUMITOMO BANK, LIMITED,

                                   CHICAGO BRANCH


                                   By /s
                                   Name: Kenichiro Kobayashi
                                   Title: Joint General Manager




                                   U.S. BANK, NATIONAL ASSOCIATION


                                   By /s
                                   Name: Janet Jordan
                                   Title: Vice President




                                   UNION BANK OF CALIFORNIA, N.A.


                                   By /s
                                   Name: Cecilia M. Valente
                                   Title: Senior Vice President




                                   THE NORTHERN TRUST COMPANY


                                   By /s
                                   Name: SK Dillard
                                   Title:Vice President




                                   ROYAL BANK OF CANADA


                                   By /s
                                   Name: Frederick Haddad
                                   Title:Managing Director

                                   SUMMIT BANK


                                   By /s
                                   Name: Wayne R. Trotman
                                   Title:Vice President & Regional Manager




                                   LASALLE NATIONAL BANK


                                   By /s
                                   Name: Douglas J. Lovette
                                   Title: First Vice President